Exhibit 10.1

Execution Version

COLLATERAL TRUST AGREEMENT

dated as of November 9, 2006

among

SABINE PASS LNG, L.P.,

SABINE PASS LNG-LP, LLC,

SABINE PASS LNG-GP, INC.,

THE OTHER PLEDGORS

FROM TIME TO TIME PARTY HERETO

THE BANK OF NEW YORK,

as Trustee under the Indenture,

THE OTHER SECURED DEBT REPRESENTATIVES

FROM TIME TO TIME PARTY HERETO,

and

THE BANK OF NEW YORK,

as Collateral Trustee

i

EXHIBIT A – Additional Secured Debt Designation

EXHIBIT B – Form of Collateral Trust Joinder—Additional Secured Debt

EXHIBIT C – Form of Collateral Trust Joinder—Additional Pledgors

ii

This Collateral Trust Agreement (this “Agreement”) is dated as of November 9, 2006 and is by and among SABINE PASS LNG, L.P., a Delaware limited partnership (the “Company”), SABINE PASS LNG-GP, INC. (“Sabine GP”), SABINE PASS LNG-LP, LLC (“Sabine LP”), THE OTHER PLEDGORS FROM TIME TO TIME PARTY HERETO, THE BANK OF NEW YORK, a New York banking corporation, in its capacity as Trustee (as defined below), THE OTHER SECURED DEBT REPRESENTATIVES FROM TIME TO TIME PARTY HERETO and THE BANK OF NEW YORK, a New York banking corporation, as Collateral Trustee (in such capacity and together with its successors in such capacity, the “Collateral Trustee”).

RECITALS

A. Capitalized terms used in this Agreement have the meanings assigned to them above or in Article 1 below.

B. The Company (a) on or about the date hereof, will issue senior secured notes due November 30, 2013 and senior secured notes due November 30, 2016 (together, the “Initial Notes”) under an indenture, dated on or about the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), between the Company and The Bank of New York, in its capacity as indenture trustee and (b) in the future may issue additional senior secured notes under the Indenture (together with the Initial Notes, the “Notes”) and/or may otherwise incur additional secured indebtedness ranking pari passu with the Notes.

C. As security for the Notes and other Parity Secured Debt issued or to be issued under the Indenture and other indebtedness permitted to be incurred on a pari passu basis with the Notes pursuant to the terms of the Indenture, the Company has assigned and granted a security interest in, pursuant to certain Security Documents entered into between the Company and the Collateral Trustee, all of its right, title and interest in, to and under, all present and future property of the Company to the Collateral Trustee in trust for the benefit of the Secured Parties.

D. It is a requirement under the Indenture and a condition precedent to the issuance of the Notes that the Company shall have executed and delivered this Agreement.

E. The Company and the other Pledgors intend to secure the Obligations under the Indenture and any future Parity Secured Debt on a priority basis (subject to the obligations of the Company under the Crest Settlement Documents which the Company intends to secure on a priority basis to the Parity Secured Debt) and, subject to such priority, intend to secure the Obligations under the Indenture, any other Parity Lien Document, the Assumption Agreement and any future Junior Lien Document, with Liens on all present and future Collateral to the extent that such Liens have been provided for in the applicable Security Documents.

F. This Agreement sets forth the terms on which each Secured Party has appointed the Collateral Trustee to act as the collateral trustee for the present and future holders of the Secured Obligations to receive, hold, maintain, administer and distribute the Collateral at any time delivered to the Collateral Trustee or the subject of the Security Documents, and to enforce the Security Documents and all interests, rights, powers and remedies of the Collateral Trustee with respect thereto or thereunder and the proceeds thereof.

AGREEMENT

In consideration of the premises and the mutual agreements herein set forth, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE 1. DEFINITIONS; PRINCIPLES OF CONSTRUCTION

SECTION 1.1 Defined Terms. The following terms will have the following meanings:

“Act of Required Debtholders” means, as to any matter at any time:

(1) prior to the Discharge of Parity Lien Obligations, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of more than 50% of the sum of:

(a) the aggregate outstanding principal amount of Parity Secured Debt (including if applicable at such times outstanding letters of credit whether or not then available or drawn); and

(b) other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Parity Secured Debt; and

(2) at any time after the Discharge of Parity Lien Obligations, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of Junior Lien Debt representing the Required Junior Lien Debtholders.

For purposes of this definition, (a) Secured Debt registered in the name of, or beneficially owned by, the Company or any Affiliate of the Company will be deemed not to be outstanding (other than Notes held by any person that is an Affiliate of the Company as of the date of the Indenture that is regulated by any banking or insurance authority) and (b) votes will be determined in accordance with Section 7.2.

“Additional Secured Debt” has the meaning set forth in Section 3.8.

“Additional Secured Debt Designation” means a notice is substantially the form of Exhibit A.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings. Notwithstanding the foregoing, the definition of “Affiliate” shall not encompass (a) any individual solely by reason of his or her being a director, officer or employee of any Person and (b) the Collateral Trustee or any holder of Debt solely in their capacity as such.

“Agreement” has the meaning set forth in the preamble.

“Asset Sale” has the meaning set forth in the Indenture.

“Assumption Agreement” means the agreement for the assumption and adoption by Sabine GP, Sabine LP, Cheniere LNG O&M Services, L.P., the Company and other Affiliates of the Company of certain obligations under the Settlement Agreement.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person,

but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of “A” or better from either S&P or Moody’s;

(4) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2), (3) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6) commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within one year after the date of acquisition; and

(7) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition or a money market fund or a qualified investment fund (including any such fund for which the Collateral Trustee or any Affiliate thereof acts as an advisor or a manager) given one of the two highest long-term ratings available from S&P or Moody’s.

“Class” means (1) in the case of Junior Lien Debt, every Series of Junior Lien Debt, taken together, and (2) in the case of Parity Secured Debt, every Series of Parity Secured Debt, taken together.

“Collateral” means, in the case of each Series of Secured Debt, all properties and assets of the Company and the other Pledgors now owned or hereafter acquired in which Liens have been granted to the Collateral Trustee to secure the Secured Obligations, and shall exclude any properties and assets in which the Collateral Trustee has released its Liens pursuant to Section 3.2; provided, that, if such Liens are released as a result of the sale, transfer or other disposition of any properties or assets of the Company or any other Pledgor, such assets or properties will cease to be excluded from the Collateral if the Company or any other Pledgor thereafter acquires or reacquires such assets or properties.

“Collateral Trustee” has the meaning set forth in the preamble.

“Collateral Trust Joinder” means (i) with respect to the provisions of this Agreement relating to any Additional Secured Debt, an agreement substantially in the form of Exhibit B and (ii) with respect to the provisions of this Agreement relating to the addition of additional Pledgors, an agreement substantially in the form of Exhibit C.

“Company” has the meaning set forth in the preamble.

“Credit Facility” means, to the extent permitted by the Indenture, any debt facility or commercial paper facility, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Crest” means Crest Investment Company, a Texas corporation.

“Crest Cheniere Indemnity” means the Indemnification Agreement, dated May 9, 2005, executed by Cheniere relating to the Settlement Agreement.

“Crest Obligations” means all obligations of the Pledgors in favor of Crest under the Crest Settlement Documents.

“Crest Settlement Documents” means (a) the Settlement Agreement, (b) the Assumption Agreement, (c) the Crest Cheniere Indemnity and (d) any and all other agreements and documents heretofore or hereafter entered into by any subsidiary of Cheniere pursuant to Section 1.07 of the Settlement Agreement.

“Crest Trust Estate” has the meaning set forth in Section 2.3.

“Currency Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or beneficiary.

“Depositary Agent” means The Bank of New York, in its capacity as “Depositary Agent” and “Securities Intermediary” under the Security Deposit Agreement, together with its permitted successors and assigns.

“Description of Notes” means the section entitled “Description of Notes” in the Confidential Offering Circular, dated November 1, 2006, of the Company, in connection with the offering of the Initial Notes.

“Discharge of Junior Lien Obligations” means the occurrence of all of the following:

(1) termination or expiration of all commitments to extend credit that would constitute Junior Lien Debt;

(2) payment in full in cash of the principal of and interest and premium (if any) on all Junior Lien Debt (other than any undrawn letters of credit);

(3) discharge or cash collateralization (at the lower of (A) 105% of the aggregate undrawn amount and (B) the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable Junior Lien Document) of all outstanding letters of credit constituting Junior Lien Debt; and

(4) payment in full in cash of all other Junior Lien Obligations that are outstanding and unpaid at the time the Junior Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

“Discharge of Parity Lien Obligations” means the occurrence of all of the following:

(1) termination or expiration of all commitments to extend credit that would constitute Parity Secured Debt;

(2) payment in full in cash of the principal of and interest and premium (if any) on all Parity Secured Debt (other than any undrawn letters of credit);

(3) discharge or cash collateralization (at the lower of (A) 105% of the aggregate undrawn amount and (B) the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable Parity Lien Document) of all outstanding letters of credit (if any) constituting Parity Secured Debt; and

(4) payment in full in cash of all other Parity Lien Obligations that are outstanding and unpaid at the time the Parity Secured Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

“Equally and Ratably” means, in reference to sharing of Liens or proceeds thereof as between holders of Secured Obligations within the same Class, that such Liens or proceeds:

(1) will be allocated and distributed first to the Secured Debt Representative for each outstanding Series of Secured Debt within that Class, for the account of the holders of such Series of Secured Debt, ratably in proportion to the principal of, and interest and premium (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made under such letters of credit) on each outstanding Series of Secured Debt within that Class when the allocation or distribution is made, and thereafter

(2) will be allocated and distributed (if any remain after payment in full of all of the principal of, and interest and premium (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made on such letters of credit) on all outstanding Secured Obligations within that Class) to the Secured Debt Representative for each outstanding Series of Secured Obligations within that Class, for the account of the holders of any remaining Secured Obligations within that Class, ratably in proportion to the aggregate unpaid amount of such remaining Secured Obligations within that Class due and demanded (with written notice to the applicable Secured Debt Representative and the Collateral Trustee) prior to the date such distribution is made.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of Sabine GP (unless otherwise provided in the Indenture).

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Government Approval” shall mean (a) any authorization, consent, approval, license, lease, ruling, permit, tariff, rate, certification, waiver, exemption, filing, variance, claim, order, judgment or decree of, by or with, (b) any required notice to, (c) any declaration of or with or (d) any registration by or with, any Government Authority, in each case relating to the Development except to the extent routine or ministerial in nature or not otherwise material to the Development or the Company’s compliance with any Government Rule or obtaining or maintaining any Government Approval.

“Government Authority” shall mean any federal, state or local government or political subdivision thereof or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and having jurisdiction over the Person or matters in question.

“Government Rule” shall mean any statute, law, regulation, ordinance, rule, judgment, order, decree, permit, concession, grant, franchise, license, agreement, directive, requirement of, or other governmental restriction or any similar binding form of decision of or determination by, or any binding interpretation or administration of any of the foregoing by, any Government Authority, including all common law, whether now or hereafter in effect.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Hedging Obligations” of any Person means the obligations of such Person under pursuant to any Interest Rate Agreement or Currency Agreement and in the case of the Company, commodity hedges relating to the purchase of LNG for cool down of the Project.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of banker’s acceptances;

(4) representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

(5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit , Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes (a) all indebtedness of any other Person, of the types described above in clauses (1) through (6), secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and (b) to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person, of the types described above in clauses (1) through (6).

Notwithstanding the foregoing, the following shall not constitute Indebtedness:

(a) any indebtedness that has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Cash Equivalents (in an amount sufficient to satisfy all obligations relating thereto at maturity or redemption, as applicable, including all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, and subject to no other Liens, and in accordance with the other applicable terms of the instrument governing such indebtedness; and

(b) any obligation arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such obligation is extinguished within five Business Days of its incurrence.

“Indemnified Liabilities” means any and all liabilities (including all environmental liabilities), obligations, losses, damages, penalties, actions, judgments, suits, costs, taxes, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, performance, administration or enforcement of this Agreement or any of the other Security Documents, including any of the foregoing relating to the use of proceeds of any Secured Debt or the violation of, noncompliance with or liability under, any law (including environmental laws) applicable to or enforceable against the Company, any of its Subsidiaries or any other Pledgor or any of the Collateral and all reasonable costs and expenses (including reasonable fees and expenses of legal counsel selected by the Indemnitee) incurred by any Indemnitee in connection with any claim, action, investigation or proceeding in any respect relating to any of the foregoing, whether or not suit is brought.

“Indemnitee” has the meaning set forth in Section 7.11(a).

“Indenture” has the meaning set forth in the recitals.

“Insolvency or Liquidation Proceeding” means:

(1) any case commenced by or against the Company or any other Pledgor under Title 11, U.S. Code or any similar federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Pledgor, any receivership or assignment for the benefit of creditors relating to the Company or any other Pledgor or any similar case or proceeding relative to the Company or any other Pledgor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Pledgor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Pledgor are determined and any payment or distribution is or may be made on account of such claims.

“Interest Rate Agreement” means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

“Junior Lien” means a Lien granted by a Security Document to the Collateral Trustee, at any time, upon any property of the Company or any other Pledgor to secure Junior Lien Obligations.

“Junior Lien Debt” means: any Indebtedness that is secured by a Junior Lien that was permitted to be incurred and so secured under each applicable Secured Debt Document; provided, that in the case of any such Indebtedness:

(a) on or before the date on which such Indebtedness is incurred by the Company or by a Restricted Subsidiary (as defined under the Indenture) of the Company, such Indebtedness is designated by the Company as “Junior Lien Debt” for the purposes of the Secured Debt Documents in an Additional Secured Debt Designation executed and delivered in accordance with Section 3.8(a); provided, that no Obligation or Indebtedness may be designated as both Junior Lien Debt and Parity Secured Debt;

(b) the Junior Lien Representative for such Indebtedness executes and delivers a Collateral Trust Joinder in accordance with Section 3.8(b); and

(c) all other requirements set forth in Section 3.8 have been complied with.

“Junior Lien Documents” means, collectively, any indenture, Credit Facility or other agreement governing each Series of Junior Lien Debt and, to the extent relating to any Junior Lien Obligations, the Security Documents.

“Junior Lien Obligations” means Junior Lien Debt and all other Obligations in respect thereof.

“Junior Lien Representative” means, in the case of any Series of Junior Lien Debt, the trustee, agent or representative of the holders of such Series of Junior Lien Debt who maintains the transfer register for such Series of Junior Lien Debt and (A) is appointed as a Junior Lien Representative (for purposes related to the administration of the Security Documents) pursuant to any indenture, Credit Facility or other agreement governing such Series of Junior Lien Debt, together with its successors in such capacity, and (B) that has executed a Collateral Trust Joinder.

“Junior Trust Estate” has the meaning set forth in Section 2.2.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or Houston, Texas or at a place of payment are authorized or required by law, regulation or executive order to remain closed.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest.

“LNG” means liquefied natural gas.

“Moody’s” means Moody’s Investors Service, a division of Dun & Bradstreet Corporation, and its successors and assigns.

“Notes” has the meaning set forth in the recitals.

“Note Documents” means the Indenture, the Notes, the Note Guarantees and the Security Documents.

“Note Guarantee” means the Guarantee by each Guarantor of the Company’s obligations under the Indenture and the Notes, executed pursuant to the provisions of the Indenture.

“Obligations” means any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Parity Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), premium (if any), fees, indemnifications, reimbursements, expenses and other liabilities payable under the documentation governing any Indebtedness.

“Officers’ Certificate” means a certificate with respect to compliance with a condition or covenant provided for in this Agreement, signed by two officers of the Company (or, if applicable, of Sabine GP acting in its capacity as general partner of the Company), one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company (or, if applicable, Sabine GP), including:

(a) a statement that the Person making such certificate has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

“Parity Lien” means a Lien granted by a Security Document to the Collateral Trustee, at any time, upon any property of the Company or any other Pledgor to secure Parity Lien Obligations.

“Parity Lien Documents” means the Note Documents and the Indenture, Credit Facility or other agreement governing each other Series of Parity Secured Debt and, to the extent relating to any Parity Lien Obligations, the Security Documents.

“Parity Lien Obligations” means the Parity Secured Debt and all other Obligations in respect thereof.

“Parity Lien Representative” means:

(a) in the case of the Indenture, the Trustee; or

(b) in the case of any other Series of Parity Secured Debt, the trustee, agent or representative of the holders of such Series of Parity Secured Debt who maintains the transfer register for such Series of Parity Secured Debt and is appointed as a representative of the Parity Secured Debt (for purposes related to the administration of the Security Documents) pursuant to the indenture, any Credit Facility or any other agreement governing such Series of Parity Secured Debt, and who has executed a Collateral Trust Joinder.

“Parity Lien Secured Parties” means the holders of Parity Lien Obligations and the Parity Lien Representatives.

“Parity Secured Debt” means:

(1) the Notes issued on the date hereof (including any related exchange notes); and

(2) any other Indebtedness including additional notes issued under the Indenture or under any Credit Facility that is secured Equally and Ratably with the Notes by a Parity Lien that was permitted to be incurred and so secured under each applicable Secured Debt Document; provided, in the case of any Indebtedness referred to in this clause (2), that:

(a) on or before the date on which such Indebtedness is incurred by the Company such Indebtedness is designated by the Company as “Parity Secured Debt” for the purposes of the Secured Debt Documents in an Additional Secured Debt Designation executed and delivered in accordance with Section 3.8(a); provided, that no Obligation or Indebtedness may be designated as both Junior Lien Debt and Parity Secured Debt;

(b) the Parity Lien Representative for such Indebtedness executes and delivers a Collateral Trust Joinder in accordance with Section 3.8(b); and

(c) all other requirements set forth in Section 3.8 have been complied with.

“Permitted Prior Liens” means:

(1) Liens described in clause (1) of the definition of “Permitted Liens” under the Indenture;

(2) Liens described in clauses (2), (3), (5), (6) or (10) of the definition of “Permitted Liens” under the Indenture; and

(3) Permitted Liens (as defined in the Indenture) that arise by operation of law and are not voluntarily granted, to the extent entitled by law to priority over the Liens created by the Security Documents.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Pledgors” means Sabine GP, Sabine LP, the Company and each Subsidiary of the Company that executes a Security Document in accordance with the provisions of the Indenture or any other Parity Lien Document, and each such Person’s respective successors and assigns, in each case, until the Security Document of such Person has been released in accordance with the provisions of the Indenture and the terms hereof.

“Project” means the Company’s LNG receiving terminal in Cameron, Louisiana, including associated storage tanks, unloading docks, vaporizers and related facilities.

“Required Junior Lien Debtholders” means, at any time, the holders of more than 50% of the sum of:

(a) the aggregate outstanding principal amount of Junior Lien Debt (including outstanding letters of credit whether or not then available or drawn); and

(b) other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Junior Lien Debt.

For purposes of this definition, (a) Junior Lien Debt registered in the name of, or beneficially owned by, the Company or any Affiliate of the Company will be deemed not to be outstanding, and (b) votes will be determined in accordance with the provisions of Section 7.2.

“S&P” means Standard & Poor’s Ratings Services and its successors and assigns.

“Sabine GP” has the meaning set forth in the preamble.

“Sabine LP” has the meaning set forth in the preamble.

“Secured Debt” means Junior Lien Debt, Parity Secured Debt and Indebtedness under the Assumption Agreement.

“Secured Debt Default” means any event or condition which, under the terms of any Credit Facility, indenture or other agreement governing any Series of Secured Debt causes, or permits holders of Secured Debt outstanding thereunder (with or without the giving of notice or lapse of time, or both, and whether or not notice has been given or time has lapsed) to cause, the Secured Debt outstanding thereunder to become immediately due and payable.

“Secured Debt Documents” means the Junior Lien Documents and the Parity Lien Documents.

“Secured Debt Representative” means each Junior Lien Representative and each Parity Lien Representative.

“Secured Obligations” means Junior Lien Obligations, Parity Lien Obligations and the Crest Obligations.

“Secured Parties” means the holders of Secured Obligations and the Secured Debt Representatives.

“Security Deposit Agreement” means the Security Deposit Agreement, dated as of the date hereof, among the Company, the Collateral Trustee and the Depositary Agent.

“Security Documents” means this Agreement, the Security Deposit Agreement, each Collateral Trust Joinder, and all security agreements, pledge agreements, collateral assignments, consents and other agreements related to collateral assignments, mortgages, collateral agency agreements, control agreements, deeds of trust or other grants or transfers for security executed and delivered by the Company or any other Pledgor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Trustee, for the benefit of the Secured Parties, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and Section 7.2.

“Senior Trust Estate” has the meaning set forth in Section 2.1.

“Series of Junior Lien Debt” means, severally, each issue or series of Junior Lien Debt for which a single transfer register is maintained.

“Series of Parity Secured Debt” means the Notes and each other issue or series of Parity Secured Debt for which a single transfer register is maintained.

“Series of Secured Debt” means, severally, each Series of Parity Secured Debt and each Series of Junior Lien Debt.

“Settlement Agreement” means the Settlement and Purchase Agreement, dated as of June 14, 2001, by and among Cheniere, Cheniere FLNG, L.P., Crest, Crest Energy, L.L.C., and Freeport LNG Terminal, LLC.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of the Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Trustee” has the meaning set forth in the recitals.

“Trust Estates” has the meaning set forth in Section 2.3.

“UCC” means the Uniform Commercial Code as in effect in the State of New York or any other applicable jurisdiction.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

SECTION 1.2 Rules of Interpretation.

(a) All terms used in this Agreement that are defined in Article 9 of the UCC and not otherwise defined herein have the meanings assigned to them in Article 9 of the UCC.

(b) Unless otherwise indicated, any reference to any agreement or instrument will be deemed to include a reference to that agreement or instrument as assigned, amended, supplemented, amended and restated, or otherwise modified and in effect from time to time or replaced in accordance with the terms of this Agreement.

(c) The use in this Agreement or any of the other Security Documents of the word “include” or “including,” when following any general statement, term or matter, will not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but will be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The word “will” shall be construed to have the same meaning and effect as the word “shall.”

(d) References to “Sections,” “clauses,” “recitals” and the “preamble” will be to Sections, clauses, recitals and the preamble, respectively, of this Agreement unless otherwise specifically provided. References to “Articles” will be to Articles of this Agreement unless otherwise specifically provided. References to “Exhibits” and “Schedules” will be to Exhibits and Schedules, respectively, to this Agreement unless otherwise specifically provided.

(e) Notwithstanding anything to the contrary in this Agreement, any references contained herein to any section, clause, paragraph, definition or other provision of the Indenture (including any definition contained therein) shall be deemed to be a reference to such section, clause, paragraph, definition or other provision as in effect on the date of this Agreement; provided, that any reference to any such section, clause, paragraph or other provision shall refer to such section, clause, paragraph or other provision of the Indenture (including any definition contained therein) as amended or modified from time to time if such amendment or modification has been (1) made in accordance with the Indenture and (2) prior to the Discharge of Parity Lien Obligations, approved in a writing delivered to the Trustee and the Collateral Trustee by, or on behalf of, the requisite holders of Parity Lien Obligations as are needed (if any) under the terms of the applicable Parity Lien Documents to approve such amendment or modification.

(f) This Agreement and the other Security Documents will be construed without regard to the identity of the party who drafted it and as though the parties participated equally in drafting it. Consequently, each of the parties acknowledges and agrees that any rule of construction that a document is to be construed against the drafting party will not be applicable either to this Agreement or the other Security Documents.

ARTICLE 2. THE TRUST ESTATES

SECTION 2.1 Declaration of Senior Trust.

To secure the payment of the Parity Lien Obligations and in consideration of the mutual agreements set forth in this Agreement, each of the Pledgors hereby grants to the Collateral Trustee, and the Collateral Trustee hereby accepts and agrees to hold, in trust under this Agreement for the benefit of all present and future holders of Parity Lien Obligations, all of such Pledgor’s right, title and interest in, to and under all Collateral granted to the Collateral Trustee under any Security Document for the benefit of the holders of Parity Lien Obligations, together with all of the Collateral Trustee’s right, title and interest in, to and under the Security Documents, and all interests, rights, powers and remedies of the Collateral Trustee thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively, the “Senior Trust Estate”).

The Collateral Trustee and its successors and assigns under this Agreement will hold the Senior Trust Estate in trust for the benefit solely and exclusively of all present and future holders of Parity Lien Obligations as security for the payment of all present and future Parity Lien Obligations.

Notwithstanding the foregoing, if at any time:

(1) all Liens securing the Parity Lien Obligations have been released as provided in Section 4.1;

(2) the Collateral Trustee holds no other property in trust as part of the Senior Trust Estate;

(3) no monetary obligation (other than indemnification and other contingent obligations not then due and payable and letters of credit that have been cash collateralized as provided in clause (3) of the definition of “Discharge of Parity Lien Obligations”) is outstanding and payable under this Agreement to the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity); and

(4) the Company delivers to the Collateral Trustee an Officers’ Certificate stating that all Parity Liens of the Collateral Trustee have been released in compliance with all applicable provisions of the Parity Lien Documents and that the Pledgors are not required by any Parity Lien Document to grant any Parity Lien upon any property, then the Senior Trust Estate will terminate, except that all provisions set forth in Sections 7.10 and 7.11 that are enforceable by the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity) will remain enforceable in accordance with their terms.

The parties further declare and covenant that the Senior Trust Estate will be held and distributed by the Collateral Trustee subject to the further agreements herein.

SECTION 2.2 Declaration of Junior Trust.

To secure the payment of the Junior Lien Obligations, if any, and in consideration of the premises and the mutual agreements set forth herein, each of the Pledgors hereby grants to the Collateral Trustee, and the Collateral Trustee hereby accepts and agrees to hold, in trust under this Agreement for the benefit of all present and future holders of Junior Lien Obligations, all of such Pledgor’s right, title and interest in, to and under all Collateral granted to the Collateral Trustee under any Security Document for the benefit of the holders of Junior Lien Obligations, together with all of the Collateral Trustee’s right, title and interest in, to and under the Security Documents, and all interests, rights, powers and remedies of the Collateral Trustee thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively, the “Junior Trust Estate”).

The Collateral Trustee and its successors and assigns under this Agreement will hold the Junior Trust Estate in trust for the benefit solely and exclusively of all present and future holders of Junior Lien Obligations as security for the payment of all present and future Parity Lien Obligations.

Notwithstanding the foregoing, if at any time:

(1) all Liens securing the Junior Lien Obligations have been released as provided in Section 4.1;

(2) the Collateral Trustee holds no other property in trust as part of the Junior Trust Estate;

(3) no monetary obligation (other than indemnification and other contingent obligations not then due and payable and letters of credit that have been cash collateralized as provided in clause (3) of the definition of “Discharge of Junior Lien Obligations”) is outstanding and payable under this Agreement to the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity); and

(4) the Company delivers to the Collateral Trustee an Officers’ Certificate stating that all Junior Liens of the Collateral Trustee have been released in compliance with all applicable provisions of the Junior Lien Documents and that the Pledgors are not required by any Junior Lien Document to grant any Junior Lien upon any property, then the Junior Trust Estate will terminate, except that all provisions set forth in Sections 7.10 and 7.11 that are enforceable by the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity) will remain enforceable in accordance with their terms.

The parties further declare and covenant that the Junior Trust Estate will be held and distributed by the Collateral Trustee subject to the further agreements herein.

SECTION 2.3 Declaration of Crest Trust. To secure the payment of the Crest Obligations and in consideration of the mutual agreements set forth in this Agreement, each of the Pledgors hereby grants to the Collateral Trustee, and the Collateral Trustee hereby accepts and agrees to hold, in trust under this Agreement for the benefit of Crest, all of such Pledgor’s right, title and interest in, to and under all Collateral granted to the Collateral Trustee under any Security Document for the benefit of Crest, together with all of the Collateral Trustee’s right, title and interest in, to and under the Security Documents, and all interests, rights, powers and remedies of the Collateral Trustee thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively, the “Crest Trust Estate,” and together with the Senior Trust Estate and the Junior Trust Estate, the “Trust Estates”).

The Collateral Trustee and its successors and assigns under this Agreement will hold the Crest Trust Estate in trust for the benefit solely and exclusively of Crest as security for the payment of all present and future Crest Obligations.

Notwithstanding the foregoing, if at any time:

(1) all Liens securing the Parity Lien Obligations have been released as provided in Section 4.1; and

(2) all Liens securing the Junior Lien Obligations have been released as provided in Section 4.1,

then the Crest Trust Estate will terminate, except that all provisions set forth in Sections 7.10 and 7.11 that are enforceable by the Collateral Trustee or any of its co-trustees or agents

(whether in an individual or representative capacity) will remain enforceable in accordance with their terms.

The parties further declare and covenant that the Crest Trust Estate will be held and distributed by the Collateral Trustee subject to the further agreements herein.

SECTION 2.4 Priority of Liens. Notwithstanding anything else contained herein or in any other Security Document, it is the intent of the parties that:

(1) this Agreement and the other Security Documents create three separate and distinct Trust Estates and Liens: (A) the Crest Trust Estate and Lien in favor of Crest securing the payment and performance of the Crest Obligations, (B) the Senior Trust Estate and Parity Lien securing the payment and performance of the Parity Lien Obligations and (C) the Junior Trust Estate and Junior Lien securing the payment and performance of the Junior Lien Obligations;

(2) the Liens securing the Junior Lien Obligations are subject and subordinate to the Liens securing the Crest Obligations and the Liens securing the Parity Lien Obligations; and

(3) the Liens securing the Parity Lien Obligations are subject and subordinate to the Liens securing the Crest Obligations.

SECTION 2.5 Restrictions on Enforcement of Junior Liens.

(a) Until the Discharge of Parity Lien Obligations, the holders of Parity Lien Obligations will have, subject to the exceptions set forth below in clauses (1) through (4), the exclusive right to authorize and direct the Collateral Trustee with respect to the Security Documents and the Collateral including the exclusive right to authorize or direct the Collateral Trustee to enforce, collect or realize on any Collateral or exercise any other right or remedy with respect to the Collateral and no Junior Lien Representative or holder of Junior Lien Obligations may authorize or direct the Collateral Trustee with respect to such matters. Notwithstanding the foregoing, the holders of Junior Lien Obligations may, subject to the rights of the holders of other Permitted Prior Liens, direct the Collateral Trustee:

(1) without any condition or restriction whatsoever, at any time after the Discharge of Parity Lien Obligations;

(2) as necessary to redeem any Collateral in a creditor’s redemption permitted by law or to deliver any notice or demand necessary to enforce (subject to the prior Discharge of Parity Lien Obligations) any right to claim, take or receive proceeds of Collateral remaining after the Discharge of Parity Lien Obligations in the event of foreclosure or other enforcement of any Permitted Prior Lien;

(3) as necessary to perfect or establish the priority (subject to the Liens in favor of Crest and Parity Liens) of the Junior Liens upon any Collateral, except that the holders of Junior Lien Obligations may not require the Collateral Trustee to take any action to perfect any Collateral through possession or control other than the Collateral Trustee taking any action for possession or control required by the holders of Junior Liens and the Collateral Trustee agreeing pursuant to Section 7.4 that the Collateral Trustee as agent for the benefit of the holders of Parity Lien Obligations agrees to act as agent for the benefit of the holders Junior Lien Obligations; or

(4) as necessary to create, prove, preserve or protect (but not enforce) the Junior Liens upon any Collateral.

(b) Until the Discharge of Parity Lien Obligations, none of the holders of Junior Lien Obligations, the Collateral Trustee or any Junior Lien Representative will:

(1) request judicial relief, in an Insolvency or Liquidation Proceeding or in any other court, that would hinder, delay, limit or prohibit the lawful exercise or enforcement of any right or remedy otherwise available to the holders of Parity Lien Obligations in respect of the Parity Liens or that would limit, invalidate, avoid or set aside any Parity Lien or subordinate the Parity Liens to the Junior Liens or grant the Junior Liens equal ranking to the Parity Liens;

(2) oppose or otherwise contest any motion for relief from the automatic stay or for any injunction against foreclosure or enforcement of Parity Liens made by any holder of Parity Lien Obligations or any Parity Lien Representative in any Insolvency or Liquidation Proceeding;

(3) oppose or otherwise contest any lawful exercise by any holder of Parity Lien Obligations or any Parity Lien Representative of the right to credit bid Parity Secured Debt at any sale in foreclosure of Parity Liens;

(4) oppose or otherwise contest any other request for judicial relief made in any court by any holder of Parity Lien Obligations or any Parity Lien Representative relating to the lawful enforcement of any Parity Lien; or

(5) challenge the validity, enforceability, perfection or priority of the Parity Liens.

Notwithstanding the foregoing, both before and during an Insolvency or Liquidation Proceeding, the holders of Junior Lien Obligations and the Junior Lien Representatives may take any actions and exercise any and all rights that would be available to a holder of unsecured claims, including, without limitation, the commencement of an Insolvency or Liquidation Proceeding against the Company or any other Pledgor in accordance with applicable law; provided, that the holders of Junior Lien Obligations and the Junior Lien Representatives may not take any of the actions prohibited by clauses (1) through (5) of this Section 2.5(b) or oppose or contest any order that it has agreed not to oppose or contest under Section 2.9.

(c) At any time prior to the Discharge of Parity Lien Obligations and after (1) the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Pledgor or (2) the Collateral Trustee and each Junior Lien Representative have received written notice from any Parity Lien Representative at the direction of an Act of

Required Debtholders stating that (A) any Series of Parity Secured Debt has become due and payable in full (whether at maturity, upon acceleration or otherwise) or (B) the holders of Parity Liens securing one or more Series of Parity Secured Debt have become entitled under any Parity Lien Documents to and desire to enforce any or all of the Parity Liens by reason of a default under such Parity Lien Documents, no payment of money (or the equivalent of money) shall be made from the proceeds of Collateral by the Company or any other Pledgor to any Junior Lien Representative or any holder (or to the Collateral Trustee or any Junior Lien Representative for the benefit of any holder) of Junior Lien Obligations (including payments and prepayments made for application to Junior Lien Obligations and all other payments and deposits made pursuant to any provision of any Junior Lien Document).

(d) All proceeds of Collateral received by any Junior Lien Representative or any holder (or by the Collateral Trustee or any Junior Lien Representative for the benefit of any holder) of Junior Lien Obligations in violation of Section 2.5(c) will be held by the Collateral Trustee, the applicable Junior Lien Representative or the applicable holder of Junior Lien Obligations for the account of the holders of Parity Liens and remitted to any Parity Lien Representative upon demand by such Parity Lien Representative. The Junior Liens will remain attached to and enforceable against all proceeds so held or remitted. All proceeds of Collateral received by the Collateral Trustee, holders of Junior Lien Obligations and Junior Lien Representatives not in violation of Section 2.5(c) will be received by the Collateral Trustee, holders of Junior Lien Obligations and the Junior Lien Representatives free from the Parity Liens and all other Liens except the Junior Liens and, if applicable, the Liens in favor of Crest.

SECTION 2.6 Waiver of Right of Marshalling.

(a) Prior to the Discharge of Parity Lien Obligations, holders of Junior Lien Obligations, each Junior Lien Representative and the Collateral Trustee may not assert or enforce any right of marshalling accorded to a junior lienholder, as against the holders of Parity Lien Obligations and the Parity Lien Representatives (in their capacity as priority lienholders).

(b) Following the Discharge of Parity Lien Obligations, the holders of Junior Lien Obligations and any Junior Lien Representative may assert their right under the UCC or otherwise to any proceeds remaining following a sale or other disposition of Collateral by, or on behalf of, the holders of Parity Lien Obligations.

SECTION 2.7 Discretion in Enforcement of Parity Liens.

(a) In exercising rights and remedies with respect to the Collateral, the Parity Lien Representatives may enforce (or refrain from enforcing) the provisions of the Parity Lien Documents and exercise (or refrain from exercising) remedies thereunder or any such rights and remedies, all in such order and in such manner as they may determine in the exercise of their sole and exclusive discretion, including:

(1) the exercise or forbearance from exercise of all rights and remedies in respect of the Collateral and/or the Parity Lien Obligations;

(2) the enforcement or forbearance from enforcement of any Parity Lien in respect of the Collateral;

(3) the exercise or forbearance from exercise of rights and powers of a holder of shares of stock included in the Senior Trust Estate to the extent provided in the Security Documents;

(4) the acceptance of the Collateral in full or partial satisfaction of the Parity Lien Obligations; and

(5) the exercise or forbearance from exercise of all rights and remedies of a secured lender under the UCC or any similar law of any applicable jurisdiction or in equity.

SECTION 2.8 Discretion in Enforcement of Parity Lien Obligations.

(a) Without in any way limiting the generality of Section 2.7, the holders of Parity Lien Obligations and the Parity Lien Representatives may, at any time and from time to time, without the consent of or notice to holders of Junior Lien Obligations or the Junior Lien Representatives, without incurring responsibility to holders of Junior Lien Obligations and the Junior Lien Representatives and without impairing or releasing the subordination provided in this Agreement or the obligations hereunder of holders of Junior Lien Obligations and the Junior Lien Representatives, do any one or more of the following:

(1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, the Parity Lien Obligations, or otherwise amend or supplement in any manner the Parity Lien Obligations, or any instrument evidencing the Parity Lien Obligations or any agreement under which the Parity Lien Obligations are outstanding;

(2) release any Person or entity liable in any manner for the collection of the Parity Lien Obligations;

(3) release the Parity Lien on any Collateral; and

(4) exercise or refrain from exercising any rights against any Pledgor.

SECTION 2.9 Insolvency or Liquidation Proceedings.

(a) If in any Insolvency or Liquidation Proceeding has occurred and, prior to the Discharge of Parity Lien Obligations, the holders of Parity Lien Obligations by an Act of Required Debtholders consent to any order:

(1) for use of cash collateral;

(2) approving a debtor-in-possession financing secured by a Lien that is senior to or on a parity with all Parity Liens upon any property of the estate in such Insolvency or Liquidation Proceeding;

(3) granting any relief on account of Parity Lien Obligations as adequate protection (or its equivalent) for the benefit of the holders of Parity Lien Obligations in the Collateral subject to Parity Liens; or

(4) relating to a sale of assets of the Company or any other Pledgor that provides, to the extent the Collateral sold is to be free and clear of Liens, that all Parity Liens and Junior Liens will attach to the proceeds of the sale;

then, the holders of Junior Lien Obligations and the Junior Lien Representatives, in their capacity as holders or representatives of secured claims, will not oppose or otherwise contest the entry of such order, so long as none of the holders of Parity Lien Obligations or Parity Lien Representatives in any respect opposes or otherwise contests any request made by any holder of Junior Lien Obligations or Junior Lien Representative for the grant to the Collateral Trustee, for the benefit of the holders of Junior Lien Obligations and the Junior Lien Representatives, of a junior Lien upon any property on which a Lien is (or is to be) granted under such order to secure the Parity Lien Obligations, co-extensive in all respects with, but subordinated (as set forth in Section 2.4) to, such Lien and all Parity Liens on such property.

Notwithstanding the foregoing, both before and during an Insolvency or Liquidation Proceeding, the holders of Junior Lien Obligations and the Junior Lien Representatives may take any actions and exercise any and all rights that would otherwise be available to a holder of unsecured claims, including the commencement of Insolvency or Liquidation Proceedings against any Pledgors in accordance with applicable law; provided, however, that, both before and during an Insolvency or Liquidation Proceeding, the holders of Junior Lien Obligations and the Junior Lien Representatives may not take any of the actions prohibited under Section 2.5(b) or oppose or contest any order that it has agreed not to oppose or contest under clauses (1) through (4) of the preceding paragraph.

(b) Prior to the Discharge of Parity Lien Obligations, the holders of Junior Lien Obligations or any Junior Lien Representative will not file or prosecute in any Insolvency or Liquidation Proceeding any motion for adequate protection (or any comparable request for relief) based upon their interest in the Collateral under the Junior Liens, except that:

(1) they may freely seek and obtain relief: (A) granting a junior Lien co-extensive in all respects with, but subordinated (as set forth in Section 2.4) to, all Liens granted in such Insolvency or Liquidation Proceeding to, or for the benefit of, the holders of Parity Lien Obligations; or (B) in connection with the confirmation of any plan of reorganization or similar dispositive restructuring plan; and

(2) they may freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after the Discharge of Parity Lien Obligations.

SECTION 2.10 Collateral Shared Equally and Ratably within Class. The parties to this Agreement agree that the payment and satisfaction of all of the Secured Obligations within each Class will be secured Equally and Ratably by the Liens established in favor of the Collateral Trustee for the benefit of the Secured Parties belonging to such Class. It is understood and agreed that nothing in this Section 2.10 is intended to alter the priorities among Secured Parties belonging to different Classes as provided in Section 2.4.

ARTICLE 3. OBLIGATIONS AND POWERS OF COLLATERAL TRUSTEE

SECTION 3.1 Undertaking of the Collateral Trustee.

(a) Subject to, and in accordance with, this Agreement, the Collateral Trustee will, as trustee, for the benefit solely and exclusively of the present and future Secured Parties and, to the extent applicable, Crest:

(1) accept, enter into, hold, maintain, administer and enforce all Security Documents, including all Collateral subject thereto, and all Liens created thereunder, perform its obligations under the Security Documents and protect, exercise and enforce the interests, rights, powers and remedies granted or available to it under, pursuant to or in connection with the Security Documents;

(2) take all lawful and commercially reasonable actions permitted under the Security Documents that it may deem necessary or advisable to protect or preserve its interest in the Collateral subject thereto and such interests, rights, powers and remedies;

(3) deliver and receive notices pursuant to the Security Documents;

(4) sell, assign, collect, assemble, foreclose on, institute legal proceedings with respect to, or otherwise exercise or enforce the rights and remedies of a secured party (including a mortgagee, trust deed beneficiary and insurance beneficiary or loss payee) with respect to the Collateral under the Security Documents and its other interests, rights, powers and remedies;

(5) remit as provided in Section 3.4 all cash proceeds received by the Collateral Trustee from the collection, foreclosure or enforcement of its interest in the Collateral under the Security Documents or any of its other interests, rights, powers or remedies;

(6) execute and deliver amendments to the Security Documents as from time to time authorized pursuant to Section 7.1 accompanied by an Officers’ Certificate to the effect that the amendment was permitted under Section 7.1; and

(7) release any Lien granted to it by any Security Document upon any Collateral if and as required by Section 4.1(b).

(b) Each party to this Agreement and, by its acceptance of any Lien created in favor of the Collateral Trustee for its benefit pursuant to any Security Document, Crest acknowledges and consents to the undertaking of the Collateral Trustee set forth in Section 3.1(a) and agrees to each of the other provisions of this Agreement applicable to the Collateral Trustee.

(c) Notwithstanding anything to the contrary contained in this Agreement, the Collateral Trustee will not commence any exercise of remedies or any foreclosure actions or otherwise take any action or proceeding against any of the Collateral (other than actions that it may deem necessary or adviseable to prove, protect or preserve the Liens securing the Secured Obligations) unless and until it shall have been directed by written notice of an Act of Required Debtholders and then only in accordance with the provisions of this Agreement.

(d) Notwithstanding anything to the contrary contained in this Agreement, prior to the Discharge of Parity Lien Obligations, no Junior Lien Representative or Parity Lien Representative, other than the Trustee under the Indenture, may serve as Collateral Trustee.

SECTION 3.2 Release or Subordination of Liens. The Collateral Trustee will not release or subordinate any Lien of the Collateral Trustee or consent to the release or subordination of any Lien of the Collateral Trustee, except:

(a) as directed by an Act of Required Debtholders accompanied by an Officers’ Certificate to the effect that the release or subordination was permitted by each applicable Secured Debt Document;

(b) as required by Article 4;

(c) as ordered pursuant to applicable law under a final (after any applicable appeals to the extent such order has been stayed) order or judgment of a court of competent jurisdiction; or

(d) for the subordination of the Junior Trust Estate and the Junior Liens to the Senior Trust Estate and the Parity Liens.

SECTION 3.3 Enforcement of Liens. If the Collateral Trustee at any time receives written notice that any event has occurred that constitutes a default under any Secured Debt Document entitling the Collateral Trustee to foreclose upon, collect or otherwise enforce its Liens hereunder, the Collateral Trustee will promptly deliver written notice thereof to each Secured Debt Representative. Thereafter, the Collateral Trustee may await direction by an Act of Required Debtholders and will act, or decline to act, as directed by an Act of Required Debtholders, in the exercise and enforcement of the Collateral Trustee’s interests, rights, powers and remedies in respect of the Collateral or under the Security Documents or applicable law and, following the initiation of such exercise of remedies, the Collateral Trustee will act, or decline to act, with respect to the manner of such exercise of remedies as directed by an Act of Required Debtholders. Unless it has been directed to the contrary by an Act of Required Debtholders, the Collateral Trustee in any event may (but will not be obligated to) take or refrain from taking such action with respect to any default under any Secured Debt Document as it may deem advisable and in the best interest of the holders of Secured Obligations.

SECTION 3.4 Application of Proceeds.

(a) The Collateral Trustee will apply the proceeds of any collection, sale, foreclosure or other realization upon any Collateral and the proceeds of any title insurance policy required under any Parity Lien Document or Junior Lien Document in the following order of application:

FIRST, to the payment of any Crest Obligations then due and owing by the Pledgors;

SECOND, to the payment of all reasonable legal fees and expenses and other reasonable costs or expenses or other liabilities or amounts of any kind incurred by, or owing to, the Collateral Trustee or any co-trustee or agent under or in connection with any Security Document that secures Parity Lien Obligations, including the reimbursement to any Parity Lien Representative of any amounts theretofore advanced by such Parity Lien Representative for the payment of such fees, costs and expenses, liabilities or amounts;

THIRD, to the Collateral Trustee (without duplication) in an amount equal to the Collateral Trustee’s fees which are unpaid and to any Parity Lien Representative which has theretofore advanced or paid any such Collateral Trustee’s fees in an amount equal to the amount thereof so advanced or paid by such Parity Lien Representative;

FOURTH, to the respective Parity Lien Representatives for application to the Parity Secured Debt equally and ratably until all Parity Secured Debt has been paid in full in cash for distribution, to (1) in the case of Obligations under the Indenture and the Notes, to the Trustee for application pursuant to the Indenture and (2) in the case of all other Parity Secured Debt, to the respective Parity Lien Representatives for application pursuant to the applicable Parity Lien Documents;

FIFTH, (without duplication) to the payment of all reasonable legal fees and expenses and other reasonable costs or expenses or other liabilities of any kind incurred by the Collateral Trustee or any co-trustee or agent in connection with any Security Document that secures Junior Lien Obligations, including the reimbursement to any Junior Lien Representative of any amounts theretofore advanced by such Junior Lien Representative for the payment of such fees, costs and expenses;

SIXTH, to any Junior Lien Representative which has theretofore advanced or paid any such Collateral Trustee’s fees in an amount equal to the amount thereof so advanced or paid by such Junior Lien Representative;

SEVENTH, to the respective Junior Lien Representatives for application to the Junior Lien Debt equally and ratably until all Junior Lien Debt has been paid in full in cash for distribution, to the respective Junior Lien Representatives for application pursuant to the applicable Junior Lien Documents; and

EIGHTH, any surplus remaining after the payment in full in cash of amounts described in the preceding clauses will be paid to the Company or the applicable Pledgor, as the case may be, its successors or assigns, or as a court of competent jurisdiction may direct.

(b) If any Junior Lien Representative or any holder of a Junior Lien Obligation collects or receives any proceeds of such foreclosure, collection or other enforcement that should have been applied to the payment of the Crest Obligation, or the Parity Lien Obligations in accordance with Section 3.4(a) above, whether after the commencement of an Insolvency or Liquidation Proceeding or otherwise, such Junior Lien Representative or such holder of a Junior Lien Obligation, as the case may be, will forthwith deliver the same to the Collateral Trustee, for the account of Crest or the holders of the Parity Lien Obligations and other Obligations secured by a Permitted Prior Lien, to be applied in accordance with Section 3.4(a). Until so delivered, such proceeds will be held by that Junior Lien Representative or that holder of a Junior Lien Obligation, as the case may be, for the benefit of Crest or the holders of the Parity Lien Obligations and other Obligations secured by a Permitted Prior Lien.

(c) This Section 3.4 is intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Secured Obligations, each present and future Secured Debt Representative and the Collateral Trustee as holder of Liens securing the Crest Obligations, Parity Liens and Junior Liens. The Secured Debt Representative of each future Series of Secured Debt will be required to deliver a Collateral Trust Joinder including a lien sharing and priority confirmation as provided in Section 3.8 at the time of incurrence of such Series of Secured Debt.

(d) In connection with the application of proceeds pursuant to Section 3.4(a), except as otherwise directed by an Act of Required Debtholders, the Collateral Trustee may sell any non-cash proceeds for cash prior to the application of the proceeds thereof.

SECTION 3.5 Powers of the Collateral Trustee.

(a) The Collateral Trustee is irrevocably authorized and empowered to enter into and perform its obligations and protect, perfect, exercise and enforce its interest, rights, powers and remedies under the Security Documents and applicable law and in equity and to act as set forth in this Article 3 or as requested in any lawful directions given to it from time to time in respect of any matter by an Act of Required Debtholders.

(b) No Secured Debt Representative or holder of Secured Obligations will have any liability whatsoever for any act or omission of the Collateral Trustee.

SECTION 3.6 Documents and Communications. The Collateral Trustee will permit each Secured Debt Representative and each holder of Secured Obligations upon reasonable written notice from time to time to inspect and copy, at the cost and expense of the party requesting such copies, any and all Security Documents and other documents, notices, certificates, instructions or communications received by the Collateral Trustee in its capacity as such.

SECTION 3.7 For Sole and Exclusive Benefit of Holders of Secured Obligations. The Collateral Trustee will accept, hold, administer and enforce all Liens on the Collateral at any time transferred or delivered to it and all other interests, rights, powers and remedies at any time granted to or enforceable by the Collateral Trustee and all other property of the Trust Estates solely and exclusively for the benefit of the present and future holders of present and future

Secured Obligations or, in the case of the Crest Trust Estate, Crest, and will distribute all proceeds received by it in realization thereon or from enforcement thereof solely and exclusively pursuant to the provisions of Section 3.4.

SECTION 3.8 Additional Secured Debt.

(a) The Collateral Trustee will, as trustee hereunder, perform its undertakings set forth in Section 3.1(a) with respect to each holder of Secured Obligations of a Series of Secured Debt that is issued or incurred after the date hereof that:

(1) holds Secured Obligations that are identified as Junior Lien Debt or Parity Secured Debt in accordance with the procedures set forth in Section 3.8(b); and

(2) signs, through its designated Secured Debt Representative identified pursuant to Section 3.8(b), a Collateral Trust Joinder and delivers the same to the Collateral Trustee.

(b) The Company will be permitted to designate as an additional holder of Secured Obligations hereunder each Person who is, or who becomes, the registered holder of Junior Lien Debt or the registered holder of Parity Secured Debt incurred by the Company or any other Pledgor after the date of this Agreement in accordance with the terms of all applicable Secured Debt Documents. The Company may only effect such designation by delivering to the Collateral Trustee, on or before the date such Obligations are incurred, an Additional Secured Debt Designation stating that:

(1) the Company or such other Pledgor intends to incur additional Secured Debt (“Additional Secured Debt”) which will either be (i) Parity Secured Debt permitted by each applicable Secured Debt Document to be secured by a Parity Lien Equally and Ratably with all previously existing and future Parity Secured Debt or (ii) Junior Lien Debt permitted by each applicable Secured Debt Document to be secured with a Junior Lien Equally and Ratably with all previously existing and future Junior Lien Debt;

(2) specifying the name and address of the Secured Debt Representative for such series of Additional Secured Debt for purposes of Section 7.7;

(3) the Company and each other Pledgor has duly authorized, executed (if applicable) and recorded (or caused to be recorded) in each appropriate governmental office all relevant filings and recordations to ensure that the Additional Secured Debt is secured by the Collateral in accordance with the Security Documents; and

(4) the Company has caused a copy of the Additional Secured Debt Designation to be delivered to each then existing Secured Debt Representative.

Although the Company shall be required to deliver a copy of each Additional Secured Debt Designation and each Collateral Trust Joinder to each then existing Secured Debt Representative, the failure to so deliver a copy of the Additional Secured Debt and/or Collateral Trust Joinder to any then existing Secured Debt Representative shall not affect the status of such debt as

Additional Secured Debt if the other requirements of this Section 3.8 are complied with. Each of the Collateral Trustee and the other then existing Secured Debt Representative shall have the right to request that the Company provide a legal opinion of counsel as to the Additional Secured Debt being secured by a valid and perfected security interest; provided, however, that such legal opinion or opinions need not address any collateral of a type or located in a jurisdiction not previously covered by any legal opinion delivered by or on behalf of the Company. Notwithstanding the foregoing, nothing in this Agreement will be construed to allow the Company or any other Pledgor to incur additional Indebtedness unless otherwise permitted by the terms of all applicable Secured Debt Documents.

SECTION 3.9 Acceptance of Assignment of Liens. The Collateral Trustee is authorized to enter into, accept or acknowledge the assignment to it by HSBC Bank, USA National Association of any liens or related rights assigned thereto pursuant to the “Payoff Letter and Assignment of Liens” letter agreement, dated on or about the date hereof, among HSBC Bank USA, National Association, as collateral agent, Société Générale, as agent, the Company and any other party thereto. Any action previously taken to effect the foregoing is hereby ratified.

ARTICLE 4. OBLIGATIONS ENFORCEABLE BY THE COMPANY AND THE OTHER PLEDGORS

SECTION 4.1 Release of Liens on Collateral.

(a) The Collateral Trustee’s Liens upon the Collateral will be released:

(1) in whole, upon (A) the Discharge of Parity Lien Obligations and (B) the Discharge of Junior Lien Obligations;

(2) as to a release of less than all or substantially all of the Collateral, if (A) consent to the release of all Parity Liens on such Collateral has been given by an Act of Required Debtholders and (B) such release has become effective in accordance with the terms of such consent;

(3) as to (A) deposits in any cash collateral account that are to be applied to fund any mandatory prepayment or purpose offer (including an Asset Sale Offer (as defined in the Indenture)) that becomes required as to any Secured Debt as a result of a sale of assets, concurrently with such application, so long as effective provision is made for apportionment of such funding to all holders of Secured Debt entitled to participate in such mandatory prepayment or purchase offer in accordance with their respective entitlements under the Secured Debt Documents; and (B) deposits in any cash collateral account that constitute proceeds from an asset sale that are permitted under the Secured Debt Documents to be reinvested or otherwise are not required under the Secured Debt Documents to be reinvested or otherwise are not required to be applied to a mandatory prepayment or purchase offer in respect of any Secured Debt, concurrently with such reinvestment in assets constituting Collateral or other permitted use under the Secured Debt Documents;

(4) in accordance with the provisions of this Agreement and the other Security Documents as in effect from time to time, as applicable; or

(5) upon any sale, transfer or other disposition of Collateral if such sale, transfer or other disposition is not prohibited by the terms of the Indenture or any other Secured Debt Document; provided that if such sale, transfer or other disposition constitutes an Asset Sale, the Company will apply the proceeds in accordance with the Indenture and any other applicable Parity Lien Document; or

(6) as otherwise permitted by the Indenture and each other Secured Debt Document.

(b) The Collateral Trustee agrees for the benefit of the Company and the other Pledgors that if the Collateral Trustee at any time receives:

(1) an Officers’ Certificate stating that (A) each signing officer has read Article 4 of this Agreement and understands the provisions and the definitions relating hereto, (B) such officer has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not the conditions precedent in this Agreement and all other Secured Debt Documents, if any, relating to the release of the Collateral have been complied with and (C) in the opinion of such officer, such conditions precedent, if any, have been complied with;

(2) the proposed instrument or instruments releasing such Lien as to such property in recordable form, if applicable; and

(3) prior to the Discharge of Parity Lien Obligations, the written confirmation of each Parity Lien Representative (or, at any time after the Discharge of Parity Lien Obligations, each Junior Lien Representative) (such confirmation to be given following receipt of, and based solely on, the Officers’ Certificate described in clause (1) above) that, in its view, such release is permitted by Section 4.1(a) and the respective Secured Debt Documents governing the Secured Obligations the holders of which such Secured Debt Representative represents;

then the Collateral Trustee will execute (with such acknowledgements and/or notarizations as are required) and deliver such release to the Company or other applicable Pledgor on or before the later of (x) the date specified in such request for such release and (y) the fifth Business Day after the date of receipt of the items required by this Section 4.1(b) by the Collateral Trustee.

(c) The Collateral Trustee hereby agrees that:

(1) in the case of any release pursuant to clause (5) of Section 4.1(a), if the terms of any such sale, transfer or other disposition require the payment of the purchase price to be contemporaneous with the delivery of the applicable release, then, at the written request of and at the expense of the Company or other applicable Pledgor, the Collateral Trustee will either (A) be present at and deliver the release at the closing of such transaction or (B) deliver the release under customary escrow arrangements that permit such contemporaneous payment and delivery of the release; and

(2) at any time when a Secured Debt Default under a Series of Secured Debt that constitutes Junior Lien Debt has occurred and is continuing as soon as reasonably practicable after the receipt by it of any Act of Required Debtholders pursuant to Section 4.1(a)(2), the Collateral Trustee will deliver a copy of such Act of Required Debtholders to each Secured Debt Representative.

(d) Each Secured Debt Representative hereby agrees that:

(1) as soon as reasonably practicable after receipt of an Officers’ Certificate from the Company pursuant to Section 4.1(b)(1) it will, to the extent required by such Section, either provide (A) the written confirmation required by Section 4.1(b)(3), (B) a written statement that such release is not permitted by Section 4.1(a) or (C) a request for further information from the Company reasonably necessary to determine whether the proposed release is permitted by Section 4.1(a) and after receipt of such information such Secured Debt Representative will as soon as reasonably practicable either provide the written confirmation or statement required pursuant to clause (A) or (B), as applicable; and

(2) as soon as reasonably practicable after receipt by it of any notice from the Collateral Trustee pursuant to Section 4.1(c)(2), such Secured Debt Representative will deliver a copy of such notice to each registered holder of the Series of Parity Secured Debt or Series of Junior Lien Debt for which it acts as Secured Debt Representative.

SECTION 4.2 Delivery of Copies to Secured Debt Representatives. The Company will deliver to each Secured Debt Representative a copy of each Officers’ Certificate delivered to the Collateral Trustee pursuant to Section 4.1(b), together with copies of all documents delivered to the Collateral Trustee with such Officers’ Certificate. The Secured Debt Representatives will not be obligated to take notice thereof or to act thereon, subject to Section 4.1(d).

SECTION 4.3 Collateral Trustee not Required to Serve, File or Record. The Collateral Trustee is not required to serve, file, register or record any instrument releasing or subordinating its Liens on any Collateral; provided, however, that if the Company or any other Pledgor shall make a written demand for a termination statement under Section 9-513(c) of the UCC, the Collateral Trustee shall, at the expense of the Company, comply with the written request of such Borrower or Pledgor to comply with the requirements of such UCC provision; provided, further, that the Collateral Trustee must first confirm with the Secured Debt Representatives that the requirements of such UCC provisions have been satisfied.

SECTION 4.4 Release of Liens in Respect of Notes. The Collateral Trustee’s Parity Lien will no longer secure the Notes outstanding under the Indenture (or, in the case of the payment of or defeasance of any series of Notes, such series) or any other Obligations under the Indenture, and the right of the holders of the Notes and such Obligations to the benefits and proceeds of the Collateral Trustee’s Parity Lien on the Collateral will terminate and be discharged:

(1) upon satisfaction and discharge of the Indenture as set forth under Article 12 of the Indenture;

(2) upon a Legal Defeasance or Covenant Defeasance (each as defined under the Indenture) of the Notes (or such series of Notes) as set forth under Article 8 of the Indenture; or

(3) upon payment in full and discharge of all Notes outstanding under the Indenture and all Obligations that are outstanding, due and payable under the Indenture at the time the Notes are paid in full and discharged.

ARTICLE 5. IMMUNITIES OF THE COLLATERAL TRUSTEE

SECTION 5.1 No Implied Duty. The Collateral Trustee will not have any fiduciary duties nor will it have responsibilities or obligations other than those expressly assumed by it in this Agreement and the other Security Documents. The Collateral Trustee will not be required to take any action that is contrary to applicable law or any provision of this Agreement or the other Security Documents.

SECTION 5.2 Appointment of Agents and Advisors. The Collateral Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, accountants, appraisers or other experts or advisors selected by it in good faith as it may reasonably require and will not be responsible for any misconduct or negligence on the part of any of them.

SECTION 5.3 Other Agreements. The Collateral Trustee has accepted and is bound by the Security Documents executed by the Collateral Trustee as of the date of this Agreement and, as directed by an Act of Required Debtholders, the Collateral Trustee shall execute additional Security Documents delivered to it after the date of this Agreement; provided, however, that such additional Security Documents do not adversely affect the rights, privileges, benefits and immunities of the Collateral Trustee or impose on the Collateral Trustee any additional duties or obligations. The Collateral Trustee will not otherwise be bound by, or be held obligated by, the provisions of any Credit Facility, indenture or other agreement governing Secured Debt (other than this Agreement and the other Security Documents).

SECTION 5.4 Solicitation of Instructions.

(a) The Collateral Trustee may at any time solicit written confirmatory instructions, in the form of an Act of Required Debtholders, an Officers’ Certificate or an order of a court of competent jurisdiction, as to any action that it may be requested or required to take, or that it may propose to take, in the performance of any of its obligations under this Agreement or the other Security Documents.

(b) No written direction given to the Collateral Trustee by an Act of Required Debtholders that in the sole judgment of the Collateral Trustee imposes, purports to impose or might reasonably be expected to impose upon the Collateral Trustee any obligation or liability not set forth in or arising under this Agreement and the other Security Documents will be binding upon the Collateral Trustee unless the Collateral Trustee elects, at its sole option, to accept such direction.

SECTION 5.5 Limitation of Liability. The Collateral Trustee will not be responsible or liable for any action taken or omitted to be taken by it hereunder or under any other Security Document, except for its own gross negligence, bad faith or willful misconduct as determined by a court of competent jurisdiction in a final nonappealable judgment.

SECTION 5.6 Documents in Satisfactory Form. The Collateral Trustee will be entitled to require that all agreements, certificates, opinions, instruments and other documents at any time submitted to it, including those expressly provided for in this Agreement, be delivered to it in a form and with substantive provisions reasonably satisfactory to it.

SECTION 5.7 Entitled to Rely. The Collateral Trustee may seek and rely upon, and shall be fully protected in relying upon, any judicial order or judgment, upon any advice, opinion or statement of legal counsel (who may be counsel to the Company), independent consultants and other experts selected by it in good faith and upon any certification, instruction, notice or other writing delivered to it by the Company or any other Pledgor in compliance with the provisions of this Agreement or delivered to it by any Secured Debt Representative as to the holders of Secured Obligations for whom it acts, without being required to determine the authenticity thereof or the correctness of any fact stated therein or the propriety or validity of service thereof. The Collateral Trustee may act in reliance upon any instrument comporting with the provisions of this Agreement or any signature reasonably believed by it to be genuine and may assume that any Person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof or the other Security Documents has been duly authorized to do so. To the extent an Officers’ Certificate or opinion of counsel is required or permitted under this Agreement to be delivered to the Collateral Trustee in respect of any matter, the Collateral Trustee may rely conclusively on an Officers’ Certificate or opinion of counsel as to such matter and such Officers’ Certificate or opinion of counsel shall be full warranty and protection to the Collateral Trustee for any action taken, suffered or omitted by it under the provisions of this Agreement and the other Security Documents.

SECTION 5.8 Secured Debt Default. The Collateral Trustee will not be required to inquire as to the occurrence or absence of any Secured Debt Default and will not be affected by or required to act upon any notice or knowledge as to the occurrence of any Secured Debt Default unless and until it is directed by an Act of Required Debtholders.

SECTION 5.9 Actions by Collateral Trustee. As to any matter not expressly provided for by this Agreement or the other Security Documents, the Collateral Trustee will act or refrain from acting as directed by an Act of Required Debtholders and will be fully protected if it does so, and any action taken, suffered or omitted pursuant to hereto or thereto shall be binding on the holders of Secured Obligations.

SECTION 5.10 Security or Indemnity in favor of the Collateral Trustee. The Collateral Trustee will not be required to advance or expend any funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers or rights hereunder unless it has been provided with security or indemnity reasonably satisfactory to it against any and all liability or expense which may be incurred by it by reason of taking or continuing to take such action.

SECTION 5.11 Rights of the Collateral Trustee. In the event of any conflict between any terms and provisions set forth in this Agreement and those set forth in any other Security Document, the terms and provisions of this Agreement shall supersede and control the terms and provisions of such other Security Document. In the event there is any bona fide, good faith disagreement between the other parties to this Agreement or any of the other Security Documents resulting in adverse claims being made in connection with Collateral held by the Collateral Trustee and the terms of this Agreement or any of the other Security Documents do not unambiguously mandate the action the Collateral Trustee is to take or not to take in connection therewith under the circumstances then existing, or the Collateral Trustee is in doubt as to what action it is required to take or not to take hereunder or under the other Security Documents, it will be entitled to refrain from taking any action (and will incur no liability for doing so) until directed otherwise in writing by a request signed jointly by the parties hereto entitled to give such direction or by order of a court of competent jurisdiction.

SECTION 5.12 Limitations on Duty of Collateral Trustee in Respect of Collateral.

(a) Beyond the exercise of reasonable care in the custody of Collateral in its possession, the Collateral Trustee will have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Trustee will not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Liens on the Collateral. The Collateral Trustee will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and the Collateral Trustee will not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Trustee in good faith.

(b) The Collateral Trustee will not be responsible for the existence, genuineness or value of any of the Collateral, for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Collateral Trustee, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of any Pledgor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Collateral Trustee hereby disclaims any representation or warranty to the present and future holders of the Secured Obligations concerning the perfection of the Liens granted hereunder or in the value of any of the Collateral.

SECTION 5.13 Assumption of Rights, Not Assumption of Duties. Notwithstanding anything to the contrary contained herein:

(1) each of the parties thereto will remain liable under each of the Security Documents (other than this Agreement) to the extent set forth therein to perform all of their respective duties and obligations thereunder to the same extent as if this Agreement had not be executed;

(2) the exercise by the Collateral Trustee of any of its rights, remedies or powers hereunder will not release such parties from any of their respective duties or obligations under the other Security Documents; and

(3) the Collateral Trustee will not be obligated to perform any of the obligations or duties of any of the parties thereunder other than the Collateral Trustee.

SECTION 5.14 No Liability for Clean Up of Hazardous Materials. In the event that the Collateral Trustee is requested to acquire title to, or any interest in, an asset for any reason, or take any managerial or other action of any kind in regard thereto, in order to carry out any obligation for the benefit of another, which in the Collateral Trustee’s sole discretion may cause the Collateral Trustee to be considered an “owner or operator” under any environmental laws or otherwise cause the Collateral Trustee to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Collateral Trustee shall not be required to acquire such title or interest therein and reserves the right, instead of taking such action, either to resign as Collateral Trustee or to arrange for the transfer of the title, interest or control of the asset to a court appointed receiver. The Collateral Trustee will not be liable to any Person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Trustee’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.

SECTION 5.15 Additional Provisions Relating to the Collateral Trustee.

(a) The Collateral Trustee may refuse to follow any direction that conflicts with law or this Agreement, the Indenture or (subject to Section 5.11 hereof) any of the Security Documents or that would involve the Collateral Trustee in personal liability; provided that the Collateral Trustee may take any other action deemed proper by the Collateral Trustee that is not inconsistent with such direction. Prior to taking any action under this Agreement or any of the Security Documents, the Collateral Trustee shall be entitled to indemnification reasonably satisfactory to it against all losses and expenses caused by taking or not taking such action.

(b) The Collateral Trustee shall be accountable only for amounts that it actually receives as a result of the exercise of its powers hereunder and under any Security Document, and neither it nor any of its officers, directors, employees or agents shall have any duty or liability or be responsible to any Pledgor for any act or failure to act hereunder, except for its own gross negligence, bad faith or willful misconduct. Nothing contained in this Agreement shall be construed as requiring or obligating the Collateral Trustee, and the Collateral Trustee shall not, absent an Act of Required Debtholders, be required or obligated, to (i) present or file any claim or notice or take any action with respect to any Collateral or in connection therewith or (ii) notify any Pledgor of any decline in the value of any Collateral.

(c) Neither the Collateral Trustee nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of a Pledgor.

(d) No provision of this Agreement or any Security Document shall be deemed to impose any duty or obligation on the Collateral Trustee to perform any act or acts, receive or obtain any interest in property or exercise any interest in property, or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Collateral Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, to receive or obtain any such interest in property or to exercise any such right, power, duty or obligation; and no permissive or discretionary power or authority available to the Collateral Trustee shall be construed to be a duty.

(e) In no event shall the Collateral Trustee be liable for any failure or delay in the performance of its obligations hereunder or under any of the other Security Documents because of circumstances beyond the Collateral Trustee’s control, including, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Agreement, or the failure of equipment or interruption of communications or computer facilities, and other, causes beyond the Collateral Trustee’s control whether or not of the same class or kind as specifically named above.

(f) The Collateral Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement or any of the other Security Documents.

(g) Notwithstanding anything to the contrary contained in this Agreement or any of the other Security Documents, under no circumstances shall the Collateral Trustee be liable for any special, punitive, exemplary or consequential damages.

(h) The Collateral Trustee shall have no liability to the Company for interest on any money received by it under this Agreement or any of the other Security Documents except as otherwise agreed in writing with the Company.

SECTION 5.16 Appointment of Co-Collateral Trustee. Solely for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Collateral may at the time be located, the Collateral Trustee shall have the power and may execute and deliver all instruments necessary to appoint one or more Persons to act as a co-collateral trustee or separate collateral trustee or separate collateral trustees, of all or any part of the Collateral, and to vest in such Person or Persons, in such capacity and for the benefit of the Secured Parties, such title to the Collateral, or any part hereof, and subject to the other provisions of this Section, such powers, duties, obligations, and rights as the Collateral Trustee may consider necessary or desirable. No co-collateral trustee or separate collateral trustee hereunder shall be required to meet the terms of eligibility as a successor Collateral Trustee under Section 6.2 and no notice to the Secured Parties of the appointment of any co-collateral trustee or separate collateral trustee shall be required under this Agreement or any of the other Security Documents.

(b) Every separate collateral trustee and co-collateral trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(1) all rights, powers, duties and obligations conferred or imposed upon the Collateral Trustee shall be conferred or imposed upon and exercised or performed by the Collateral Trustee and such separate collateral trustee or co-collateral trustee jointly (it being understood that such separate collateral trustee or co-collateral trustee is not authorized to act separately without the Collateral Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Collateral Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate collateral trustee or co-collateral trustee, but solely at the direction of the Collateral Trustee;

(2) no collateral trustee shall be personally liable by reason of any act or omission of any other collateral trustee under the Security Documents; and

(3) the Collateral Trustee may at any time accept the resignation of or remove any separate collateral trustee or co-collateral trustee.

(c) Any notice, request or other writing given to the Collateral Trustee shall be deemed to have been given to each of the then separate collateral trustees and co-collateral trustees, as effectively as if given to each of them. Every instrument appointing any separate collateral trustee or co-collateral trustee shall refer to this Agreement and the conditions of this Section 5.16. Each separate collateral trustee and co-collateral trustee, upon its acceptance of the obligations conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Collateral Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection or rights (including the rights to compensation, reimbursement and indemnification hereunder) to, the Collateral Trustee. Every such instrument shall be filed with the Collateral Trustee.

(d) Any separate collateral trustee or co-collateral trustee may at any time constitute the Collateral Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate collateral trustee or co-collateral trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and obligations shall vest in and be exercised by the Collateral Trustee, to the extent permitted by law, without the appointment of a new or successor collateral trustee.

ARTICLE 6. RESIGNATION AND REMOVAL OF THE COLLATERAL TRUSTEE

SECTION 6.1 Resignation or Removal of Collateral Trustee. Subject to the appointment of a successor Collateral Trustee as provided in Section 6.2 and the acceptance of such appointment by the successor Collateral Trustee:

(a) the Collateral Trustee may resign at any time by giving not less than 30 days’ notice of resignation to each Secured Debt Representative and the Company; and

(b) the Collateral Trustee may be removed at any time, with or without cause, by an Act of Required Debtholders.

SECTION 6.2 Appointment of Successor Collateral Trustee. Upon any such resignation or removal, a successor Collateral Trustee may be appointed by an Act of Required Debtholders. If no successor Collateral Trustee has been so appointed and accepted such appointment within 30 days after the predecessor Collateral Trustee gave notice of resignation or was removed, the retiring Collateral Trustee may (at the expense of the Company), at its option, appoint a successor Collateral Trustee, or petition a court of competent jurisdiction for appointment of a successor Collateral Trustee, which must be a bank or trust company:

(1) authorized to exercise corporate trust powers;

(2) having a combined capital and surplus of at least $500,000,000;

(3) maintaining an office in New York, New York; and

(4) that is not a Secured Debt Representative (other than the Trustee).

The Collateral Trustee will fulfill its obligations hereunder until a successor Collateral Trustee meeting the requirements of this Section 6.2 has accepted its appointment as Collateral Trustee and the provisions of Section 6.3 have been satisfied.

SECTION 6.3 Succession. When the Person so appointed as successor Collateral Trustee accepts such appointment:

(1) such Person will succeed to and become vested with all the rights, powers, privileges and duties of the predecessor Collateral Trustee, and the predecessor Collateral Trustee will be discharged from its duties and obligations hereunder; and

(2) the predecessor Collateral Trustee will (at the expense of the Company) promptly transfer all Liens and collateral security and other property of the Trust Estates within its possession or control to the possession or control of the successor Collateral Trustee and will execute instruments and assignments as may be necessary or desirable or reasonably requested by the successor Collateral Trustee to transfer to the successor Collateral Trustee all Liens, interests, rights, powers and remedies of the predecessor Collateral Trustee in respect of the Security Documents or the Trust Estates.

Thereafter the predecessor Collateral Trustee will remain entitled to enforce the immunities granted to it in Article 5 and the provisions of Sections 7.10 and 7.11.

SECTION 6.4 Merger, Conversion or Consolidation of Collateral Trustee. Any Person into which the Collateral Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Collateral Trustee shall be the successor of the Collateral Trustee pursuant to Section 6.3, provided that without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto, except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding, such Person satisfies the eligibility requirements specified in clauses (1) through (4) of Section 6.2.

ARTICLE 7. MISCELLANEOUS PROVISIONS

SECTION 7.1 Amendment.

(a) No amendment or supplement to the provisions of any Security Document will be effective without the approval of the Collateral Trustee acting as directed by an Act of Required Debtholders, except that:

(1) any amendment or supplement that has the effect solely of (i) adding or maintaining Collateral, securing additional Secured Debt that was otherwise permitted by the terms of the Secured Debt Documents to be secured by the Collateral or preserving, perfecting or establishing the Liens thereon or the rights of the Collateral Trustee therein; (ii) curing any ambiguity, defect or inconsistency; (iii) providing for the assumption of the Company’s or another Pledgor’s obligations under any Security Document in the case of a merger or consolidation or sale of all or substantially all of such Pledgor’s assets, as applicable; (iv) releasing a Pledgor from a Security Document and the termination of such Security Document, all in accordance with the provisions of the indenture governing such release and termination; (v) making any change that would provide any additional rights or benefits to the Secured Parties or the Collateral Trustee or that does not adversely affect the legal rights under the Indenture or any other Secured Debt Document of any holder of Notes, any other Secured Party or the Collateral Trustee; (vi) conforming the text of the Collateral Trust Agreement or any other Security Document to any provision of the Description of Notes to the extent that such provision in the Description of Notes was intended to be a verbatim recitation of a provision of this Agreement or such other Security Document; or (vii) adding any Security Document, will, in each case, become effective when executed and delivered by the Company or any other applicable Pledgor party thereto and the Collateral Trustee; and

(2) no amendment or supplement that reduces, impairs or adversely affects the right of any holder of Secured Obligations:

(A) to vote its outstanding Secured Debt as to any matter described as subject to an Act of Required Debtholders (or amends the provisions of this clause (2) or the definition of “Act of Required Debtholders”),

(B) to share in the order of application described in Section 3.4 in the proceeds of enforcement of or realization on any Collateral that has not been released in accordance with the provisions described in Section 4.1 or

(C) to require that Liens securing Secured Obligations be released only as set forth in the provisions described in Section 4.1,

will become effective without the consent of the requisite percentage or number of holders of each Series of Secured Debt so affected under the applicable Secured Debt Documents; and

(3) no amendment or supplement that imposes any obligation upon the Collateral Trustee or any Secured Debt Representative or adversely affects the rights of the Collateral Trustee or any Secured Debt Representative will become effective without the additional consent of the Collateral Trustee or such Secured Debt Representative.

(b) Notwithstanding Section 7.1(a) but subject to Sections 7.1(a)(2) and 7.1(a)(3):

(1) any mortgage or other Security Document that secures Junior Lien Obligations (but not Parity Lien Obligations) may be amended or supplemented with the approval of the Collateral Trustee acting as directed in writing by the Required Junior Lien Debtholders, unless such amendment or supplement would not be permitted under the terms of this Agreement or the other Parity Lien Documents; and

(2) any amendment or waiver of, or any consent under, any provision of this Agreement or any other Security Document that secures Parity Lien Obligations will apply automatically to any comparable provision of any comparable Junior Lien Document without the consent of or notice to any holder of Junior Lien Obligations and without any action by the Company or any other Pledgor or any holder of notes or other Junior Lien Obligations.

(c) The Collateral Trustee will not enter into any amendment or supplement unless it has received an Officers’ Certificate to the effect that such amendment or supplement will not result in a breach of any provision or covenant contained in any of the Secured Debt Documents. Prior to executing any amendment or supplement pursuant to this Section 7.1, the Collateral Trustee will be entitled to receive an opinion of counsel of the Company to the effect that the execution of such document is authorized or permitted hereunder, and with respect to amendments adding Collateral, an opinion of counsel of the Company addressing customary perfection, and if such additional Collateral consists of equity interests of any Person, priority matters with respect to such additional Collateral.

(d) The holders of Junior Lien Obligations and the Junior Lien Representatives agree that each Security Document that secures Junior Lien Obligations (but not also securing Parity Lien Obligations) will include the following language:

“Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Trustee pursuant to this Agreement and the exercise of any right or remedy by such Collateral Trustee hereunder are subject to the provisions of the Collateral Trust Agreement, dated as of November 9, 2006, among, the Company, the other Pledgors from time to time party thereto, The Bank of New York, as Trustee under the Indenture (as defined therein) and The Bank of New York, as Collateral Trustee (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”). In the event of any conflict between the terms of the Collateral Trust Agreement and this Agreement, the terms of the Collateral Trust Agreement will govern.”

; provided, however, that if the jurisdiction in which any such Junior Lien Document will be filed prohibits the inclusion of the language above or would prevent a document containing such language from being recorded, the Junior Lien Representatives and the Parity Lien Representatives agree, prior to such Junior Lien Document being entered into, to negotiate in good faith replacement language stating that the lien and security interest granted under such Junior Lien Document is subject to the provisions of this Agreement.

SECTION 7.2 Voting. In connection with any matter under this Agreement requiring a vote of holders of Secured Debt, each Series of Secured Debt will cast its votes in accordance with the Secured Debt Documents governing such Series of Secured Debt. The amount of Secured Debt to be voted by a Series of Secured Debt will equal, without duplication, (1) the aggregate principal amount of Secured Debt held by such Series of Secured Debt (including outstanding letters of credit whether or not then available or drawn), plus (2) other than in connection with an exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Indebtedness of such Series of Secured Debt. Following and in accordance with the outcome of the applicable vote under its Secured Debt Documents, the Secured Debt Representative of each Series of Secured Debt will cast all of its votes as a block in respect of any vote under this Agreement.

SECTION 7.3 Further Assurances; Insurance.

(a) The Company and each of the other Pledgors will do or cause to be done all acts and things that may be required, or that the Collateral Trustee from time to time may reasonably request, to assure and confirm that the Collateral Trustee holds, for the benefit of the holders of Secured Obligations, duly created and enforceable and perfected Liens upon the Collateral (including any property or assets that are acquired or otherwise become Collateral after the date hereof), in each case as contemplated by, and with the Lien priority required under, the Secured Debt Documents.

(b) Upon the reasonable request of the Collateral Trustee or any Secured Debt Representative at any time and from time to time, the Company and each of the other Pledgors will promptly execute, acknowledge and deliver such security documents, instruments, certificates, notices and other documents, and take such other actions as may be reasonably required, or that the Collateral Trustee may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Secured Debt Documents for the benefit of holders of Secured Obligations.

(c) The Company and the other Pledgors will maintain insurance as may be required by the Indenture or any other Secured Debt Document or by law. Upon request of the Collateral Trustee, the Company and other Pledgors will furnish to the Collateral Trustee full information as to their property and liability insurance carriers.

(d) All insurance policies required by Section 7.3(c) will:

(1) provide that, with respect to third party liability insurance, the Collateral Trustee, for the benefit of the Secured Parties, shall be named as an additional insured, with a waiver of subrogation;

(2) name the Collateral Trustee, for the benefit of the Secured Parties, as a loss payee and additional insured for amounts in excess of $5,000,000; and

(3) provide that (x) no cancellation or termination of such insurance shall be effective until 30 days after written notice is given by the insurers to the Collateral Trustee of such cancellation or termination, (provided that only 10 days written notice is required if such cancellation or termination is as a result of the non-payment of premiums).

(f) Upon the request of the Collateral Trustee, the Company and the other Pledgors will permit the Collateral Trustee or any of its agents or representatives, at reasonable times and intervals upon reasonable prior notice, to visit their offices and sites and inspect any of the Collateral and to discuss matters relating to the Collateral with their respective officers and independent public accountants. The Company and the other Pledgors shall, at any reasonable time and from time to time upon reasonable prior notice, permit the Collateral Trustee or any of its agents or representatives to examine and make copies of and abstracts from the records and books of account of the Company and the other Pledgors and their Subsidiaries, all at the Company’s expense.

SECTION 7.4 Perfection of Junior Trust Estate.

Solely for purposes of perfecting the Liens of the Collateral Trustee in its capacity as agent of the holders of Junior Lien Obligations and the Junior Lien Representatives in any portion of the Junior Trust Estate in the possession or control of the Collateral Trustee (or its agents or bailees) as part of the Senior Trust Estate including any instruments, goods, negotiable documents, tangible chattel paper, electronic chattel paper, certificated securities, money, deposit accounts and securities accounts, the Collateral Trustee, the holders of Parity Lien Obligations and the Parity Lien Representatives hereby acknowledge that the Collateral Trustee also holds such property as agent for the benefit of the Collateral Trustee for the benefit of the holders of Junior Lien Obligations and the Junior Lien Representatives.

SECTION 7.5 Successors and Assigns.

(a) Except as provided in Section 5.2 and 5.16 the Collateral Trustee may not, in its capacity as such, delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights shall be null and void.

(b) All obligations of the Collateral Trustee hereunder will inure to the sole and exclusive benefit of, and be enforceable by, each Secured Debt Representative, on its own behalf and on behalf of each present and future holder of Secured Obligations, who will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.

(c) Neither the Company nor any other Pledgor may delegate any of its duties, except in accordance with the Indenture or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the Company and the other Pledgors hereunder will inure to the sole and exclusive benefit of, and be enforceable by, the Collateral Trustee and each Secured Debt Representative, on behalf of itself and on behalf of each present and future holder of Secured Obligations, whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.

SECTION 7.6 Delay and Waiver. No failure to exercise, no course of dealing with respect to the exercise of, and no delay in exercising, any right, power or remedy arising under this Agreement or any of the other Security Documents will impair any such right, power or remedy or operate as a waiver thereof. No single or partial exercise of any such right, power or remedy will preclude any other or future exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

SECTION 7.7 Notices. Any communications, including notices and instructions, between the parties hereto or notices provided herein to be given, shall be in writing and shall be given to the following addresses:

If to the Collateral Trustee:	The Bank of New York
101 Barclay Street, 8 W
New York, NY 10286
Attn: Corporate Trust Administration
Fax: (212) 815-5707

If to the Company or any other Pledgor:	Sabine Pass LNG, L.P. 717 Texas Avenue Suite 3100 Houston, Texas 77022 Attn: Graham McArthur Fax: (713) 649-5459 Email: gmcarthur@cheniere.com

If to the Trustee:	The Bank of New York
101 Barclay Street, 8 W
New York, NY 10286
Attn: Corporate Trust Administration
Fax: (212) 815-5707

and if to any other Secured Debt Representative, to such address as it may specify by written notice to the parties named above.

All notices and communications will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to the relevant address set forth above or, as to holders of Secured Debt, to its Secured Debt Representative. To the extent applicable, any notice or communication will also be so mailed to any Person described in § 313(c) of the Trust Indenture Act of 1939, as amended, to the extent required thereunder. Failure to mail a notice or communication to a holder of Secured Debt or any defect in it will not affect its sufficiency with respect to other holders of Secured Debt.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it, provided that no notice or communication to the Collateral Trustee or the Trustee shall be deemed received by it unless such notice or communication is actually received by it at its address (including via fax) set forth above.

SECTION 7.8 Notice Following Discharge of Parity Lien Obligations. Promptly following the Discharge of Parity Lien Obligations with respect to one or more Series of Parity Secured Debt, each Parity Lien Representative with respect to each applicable Series of Parity Secured Debt that is so discharged will provide written notice of such discharge to the Collateral Trustee and to each other Secured Debt Representative.

SECTION 7.9 Entire Agreement. This Agreement states the complete agreement of the parties relating to the undertaking of the Collateral Trustee set forth herein and supersedes all oral negotiations and prior writings in respect of such undertaking.

SECTION 7.10 Compensation; Expenses. The Pledgors jointly and severally agree to pay, promptly upon demand:

(1) such compensation to the Collateral Trustee and its agents as the Company and the Collateral Trustee may agree in writing from time to time;

(2) all reasonable costs and expenses incurred by the Collateral Trustee and its agents in the preparation, execution, delivery, filing, recordation, administration or enforcement of this Agreement or any other Security Document or any consent, amendment, waiver or other modification relating hereto or thereto;

(3) all reasonable fees, expenses and disbursements of legal counsel and any auditors, accountants, consultants or appraisers or other professional advisors and agents engaged by the Collateral Trustee or any Secured Debt Representative incurred in connection with the negotiation, preparation, closing, administration, performance or enforcement of this Agreement and the other Security Documents or any consent, amendment, waiver or other modification relating hereto or thereto and any other document or matter requested by the Company or any other Pledgor;

(4) all reasonable costs and expenses incurred by the Collateral Trustee and its agents in creating, perfecting, preserving, releasing or enforcing the Collateral Trustee’s Liens on the Collateral, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, and title insurance premiums;

(5) all other reasonable costs and expenses incurred by the Collateral Trustee and its agents in connection with the negotiation, preparation and execution of the Security Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby or the exercise of rights or performance of obligations by the Collateral Trustee thereunder;

(6) after the occurrence of any Secured Debt Default, all costs and expenses incurred by the Collateral Trustee, its agents and any Secured Debt Representative in connection with the preservation, collection, foreclosure or enforcement of the Collateral subject to the Security Documents or any interest, right, power or remedy of the Collateral Trustee or in connection with the collection or enforcement of any of the Secured Obligations or the proof, protection, administration or resolution of any claim based upon the Secured Obligations in any Insolvency or Liquidation Proceeding, including all fees and disbursements of attorneys, accountants, auditors, consultants, appraisers and other professionals engaged by the Collateral Trustee, its agents or the Secured Debt Representatives; and

(7) all filing and recordation fees, expenses and taxes.

The agreements in this Section 7.10 will survive repayment of all other Secured Obligations and the removal or resignation of the Collateral Trustee.

SECTION 7.11 Indemnity.

(a) The Pledgors jointly and severally agree to defend, indemnify, pay and hold harmless the Collateral Trustee, each Secured Debt Representative, each holder of Secured Obligations and each of their respective Affiliates and each and all of the directors, officers, partners, trustees, employees, attorneys and agents, and (in each case) their respective heirs, representatives, successors and assigns (each of the foregoing, an “Indemnitee”) from and against any and all Indemnified Liabilities; provided, no Indemnitee will be entitled to indemnification hereunder with respect to any Indemnified Liability to the extent such Indemnified Liability is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(b) All amounts due under this Section 7.11 will be payable upon demand.

(c) To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in Section 7.11(a) may be unenforceable in whole or in part because they violate any law or public policy, each of the Pledgors will contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

(d) No Pledgor will ever assert any claim against any Indemnitee, on any theory of liability, for any lost profits or special, indirect or consequential damages or (to the fullest extent a claim for punitive damages may lawfully be waived) any punitive damages arising out of, in connection with, or as a result of, this Agreement or any other Secured Debt Document or any agreement or instrument or transaction contemplated hereby or relating in any respect to any Indemnified Liability, and each of the Pledgors hereby forever waives, releases and agrees not to sue upon any claim for any such lost profits or special, indirect, consequential or (to the fullest extent lawful) punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(e) The agreements in this Section 7.11 will survive repayment of all other Secured Obligations and the removal or resignation of the Collateral Trustee.

SECTION 7.12 Severability. If any provision of this Agreement is invalid, illegal or unenforceable in any respect or in any jurisdiction, the validity, legality and enforceability of such provision in all other respects and of all remaining provisions, and of such provision in all other jurisdictions, will not in any way be affected or impaired thereby.

SECTION 7.13 Headings. Section headings herein have been inserted for convenience of reference only, are not to be considered a part of this Agreement and will in no way modify or restrict any of the terms or provisions hereof.

SECTION 7.14 Obligations Secured. All obligations of the Pledgors set forth in or arising under this Agreement will be Secured Obligations and are secured by all Liens granted by the Security Documents.

SECTION 7.15 Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS AGREEMENT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 7.16 Consent to Jurisdiction. All judicial proceedings brought against any party hereto arising out of or relating to this Agreement or any of the other Security Documents may be brought in any state or federal court of competent jurisdiction in the State, County and City of New York. By executing and delivering this Agreement, each Pledgor, for itself and in connection with its properties, irrevocably:

(1) accepts generally and unconditionally the nonexclusive jurisdiction and venue of such courts;

(2) waives any defense of forum non conveniens;

(3) agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such party at its address provided in accordance with Section 7.7;

(4) agrees that service as provided in clause (3) above is sufficient to confer personal jurisdiction over such party in any such proceeding in any such court and otherwise constitutes effective and binding service in every respect; and

(5) agrees each party hereto retains the right to serve process in any other manner permitted by law or to bring proceedings against any party in the courts of any other jurisdiction.

SECTION 7.17 Waiver of Jury Trial. Each party to this Agreement waives its rights to a jury trial of any claim or cause of action based upon or arising under this Agreement or any of the other Security Documents or any dealings between them relating to the subject matter of this Agreement or the intents and purposes of the other Security Documents. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement and the other Security Documents, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party to this Agreement acknowledges that this waiver is a material inducement to enter into a business relationship, that each party hereto has already relied on this waiver in entering into this Agreement, and that each party hereto will continue to rely on this waiver in its related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable, meaning that it may not be modified either orally or in writing (other than by a mutual written waiver specifically referring to this Section 7.17 and executed by each of the parties hereto), and this waiver will apply to any subsequent amendments, renewals, supplements or modifications of or to this Agreement or any of the other Security Documents or to any other documents or agreements relating thereto. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

SECTION 7.18 Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile), each of which when so executed and delivered will be deemed an original, but all such counterparts together will constitute but one and the same instrument.

SECTION 7.19 Effectiveness. This Agreement will become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by each party of written notification of such execution and written or telephonic authorization of delivery thereof.

SECTION 7.20 Additional Pledgors. The Company will cause each Person that becomes a Pledgor or is required by any Secured Debt Document to become a party to this

Agreement to become a party to this Agreement, for all purposes of this Agreement, by causing such Person to execute and deliver to the Collateral Trustee a Collateral Trust Joinder, whereupon such Person will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof. The Company shall promptly provide each Secured Debt Representative with a copy of each Collateral Trust Joinder executed and delivered pursuant to this Section 7.20; provided, however, that the failure to so deliver a copy of the Collateral Trust Joinder to any then existing Secured Debt Representative shall not affect the inclusion of such Person as a Pledgor if the other requirements of this Section 7.20 are complied with.

SECTION 7.21 Continuing Nature of this Agreement. This Agreement, including the subordination provisions hereof, will be reinstated if at any time any payment or distribution in respect of any of the Parity Lien Obligations is rescinded or must otherwise be returned in an Insolvency or Liquidation Proceeding or otherwise by any holder of Parity Lien Obligations or Parity Lien Representative or any representative of any such party (whether by demand, settlement, litigation or otherwise). In the event that all or any part of a payment or distribution made with respect to the Parity Lien Obligations is recovered from any holder of Parity Lien Obligations or any Parity Lien Representative in an Insolvency or Liquidation Proceeding or otherwise, such payment or distribution received by any holder of Junior Lien Obligations or Junior Lien Representative with respect to the Junior Lien Obligations from the proceeds of any Collateral or any title insurance policy required by any real property mortgage at any time after the date of the payment or distribution that is so recovered, whether pursuant to a right of subrogation or otherwise, that Junior Lien Representative or that holder of a Junior Lien Obligation, as the case may be, will forthwith deliver the same to the Collateral Trustee, for the account of the holders of the Parity Lien Obligations and other Obligations secured by a Permitted Prior Lien, to be applied in accordance with Section 3.4. Until so delivered, such proceeds will be held by that Junior Lien Representative or that holder of a Junior Lien Obligation, as the case may be, for the benefit of the holders of the Parity Lien Obligations and other Obligations secured by a Permitted Prior Lien.

SECTION 7.22 Insolvency. This Agreement will be applicable both before and after the commencement of any Insolvency or Liquidation Proceeding by or against any Pledgor. The relative rights, as provided for in this Agreement, will continue after the commencement of any such Insolvency or Liquidation Proceeding on the same basis as prior to the date of the commencement of any such case, as provided in this Agreement.

SECTION 7.23 Rights and Immunities of Secured Debt Representatives. The Trustee will be entitled to all of the rights, protections, immunities and indemnities set forth in the Indenture and any future Secured Debt Representative will be entitled to all of the rights, protections, immunities and indemnities set forth in any Credit Facility, indenture or other agreement governing the applicable Secured Debt with respect to which such Person will act as representative, in each case as if specifically set forth herein. In no event will any Secured Debt Representative be liable for any act or omission on the part of the Pledgors or the Collateral Trustee hereunder.

SECTION 7.24 Crest Obligations. Except as expressly provided herein, no provision other than the preamble, Article 1, Sections 2.3, 2.4, 3.1(a), 3.1(b), 3.4, 3.7 and 4.1, Articles V

and VI, and Sections 7.9, 7.12, 7.13, 7.15, 7.16, 7.17, 7.18 and 7.23 and this Section 7.24 of this Agreement shall be applicable to Crest or inure to its benefit.

SECTION 7.25 Amendments to Material Project Agreements. If any of the Company’s counterparties under any Material Project Agreement requests (or the Company makes such request on behalf of the counterparty) a consent or approval of the Collateral Trustee with respect to any amendment, modification, change order, waiver, consent, suspension, rescission or termination of such Material Project Agreement, the Collateral Trustee shall provide such consent or approval to such counterparty if (a) a copy of such amendment, modification, change order, waiver, consent, suspension, rescission or termination has been delivered to the Collateral Trustee along with a certificate of an authorized officer of the Company certifying that the proposed amendment, modification, change order, waiver, consent, suspension, rescission or termination could not reasonably be expected to have a Material Adverse Effect or (b) the Company has obtained the consent of a majority of the holders of the Notes to such amendment, modification, change order, waiver, consent, suspension, rescission or termination (and the Company or the Trustee has provided a copy of such consent (or other evidence thereof) to the Collateral Trustee. Any consent or approval granted by the Collateral Trustee pursuant to this Section 7.25 shall be solely for the benefit of the counterparty of the Company under the applicable Material Project Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Agreement to be executed by their respective officers or representatives as of the day and year first above written.

SABINE PASS LNG, L.P.
By: Sabine Pass LNG–GP, Inc., its general partner

By:	/s/ Graham McArthur
Name:	Graham McArthur
Title:	Treasurer

Signature Page – Collateral Trust Agreement

THE BANK OF NEW YORK, as Trustee under the Indenture

By:	/s/ Beata Hryniewicka
Name:	Beata Hryniewicka
Title:	Assistant Vice President

THE BANK OF NEW YORK, not individually but solely in its capacity as Collateral Trustee

By:	/s/ Beata Hryniewicka
Name:	Beata Hryniewicka
Title:	Assistant Vice President

Signature Page – Collateral Trust Agreement

SABINE PASS LNG-LP, LLC
as a Pledgor

By:	/s/ Graham McArthur
Name:	Graham McArthur
Title:	Treasurer

SABINE PASS LNG-GP, INC. as a Pledgor

By:	/s/ Graham McArthur
Name:	Graham McArthur
Title:	Treasurer

Signature Page – Collateral Trust Agreement

EXHIBIT A

to Collateral Trust Agreement

[FORM OF]

ADDITIONAL SECURED DEBT DESIGNATION

Reference is made to the Collateral Trust Agreement dated as of November 9, 2006 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”) among Sabine Pass LNG, L.P. (the “Company”), the Pledgors from time to time party thereto, The Bank of New York, as Trustee under the Indenture (as defined therein) and The Bank of New York, as Collateral Trustee. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Collateral Trust Agreement. This Additional Secured Debt Designation is being executed and delivered in order to designate additional secured debt as either Parity Secured Debt or Junior Lien Debt entitled to the benefit of the Collateral Trust Agreement.

The undersigned, the duly appointed [specify title] of the Company hereby certifies on behalf of the Company that:

(A) [insert name of the Company or other Pledgor] intends to incur additional Secured Debt (“Additional Secured Debt”) which will be [select appropriate alternative] [Parity Secured Debt permitted by each applicable Secured Debt Document to be secured by a Parity Lien Equally and Ratably with all previously existing and future Parity Secured Debt] or [Junior Lien Debt permitted by each applicable Secured Debt Document to be secured with a Junior Lien Equally and Ratably with all previously existing and future Junior Lien Debt];

(B) the name and address of the Secured Debt Representative for the Additional Secured Debt for purposes of Section 7.7 of the Collateral Trust Agreement is:

Telephone:
Fax:

(C) Each of the Company and each other Pledgor has duly authorized, executed (if applicable) and recorded (or caused to be recorded) in each appropriate governmental office all relevant filings and recordations to ensure that the Additional Secured Debt is secured by the Collateral in accordance with the Security Documents; and

(D) the Company has caused a copy of this Additional Secured Debt Designation to be delivered to each existing Secured Debt Representative.

EXHIBIT A

IN WITNESS WHEREOF, the Company has caused this Additional Secured Debt Designation to be duly executed by the undersigned officer as of                     , 20    .

SABINE PASS LNG, L.P.
By: Sabine Pass LNG–GP, Inc., its general partner

By:
Name:
Title:

ACKNOWLEDGEMENT OF RECEIPT

The undersigned, the duly appointed Collateral Trustee under the Collateral Trust Agreement, hereby acknowledges receipt of an executed copy of this Additional Secured Debt Designation.

The Bank of New York, as Collateral Trustee

By:
Name:
Title:

EXHIBIT B

to Collateral Trust Agreement

[FORM OF]

COLLATERAL TRUST JOINDER – ADDITIONAL DEBT

Reference is made to the Collateral Trust Agreement dated as of November 9, 2006 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”) among Sabine Pass LNG, L.P. (the “Company”), the Pledgors from time to time party thereto, The Bank of New York, as Trustee under the Indenture (as defined therein) and The Bank of New York, as Collateral Trustee. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Collateral Trust Agreement. This Collateral Trust Joinder is being executed and delivered pursuant to Section 3.8 of the Collateral Trust Agreement as a condition precedent to the debt for which the undersigned is acting as agent being entitled to the benefits of being additional secured debt under the Collateral Trust Agreement.

1. Joinder. The undersigned,                                                      , a                                                      , (the “New Representative”) as [trustee, administrative agent] under that certain [described applicable indenture, Credit Facilities or other document governing the additional secured debt] hereby agrees to become party as [a Junior Lien Representative] [a Parity Lien Representative] under the Collateral Trust Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Collateral Trust Agreement as fully as if the undersigned had executed and delivered the Collateral Trust Agreement as of the date thereof.

2. Lien Sharing and Priority Confirmation.

[Option A: to be used if Additional Debt is Junior Lien Debt] The undersigned New Representative, on behalf of itself and each holder of Obligations in respect of the Series of Junior Lien Debt for which the undersigned is acting as Junior Lien Representative hereby agrees, for the enforceable benefit of all holders of each existing and future Series of Parity Secured Debt and Junior Lien Debt, each existing and future Parity Lien Representative, each other existing and future Junior Lien Representative and each existing and future holder of Permitted Prior Liens and as a condition to being treated as Secured Debt under the Collateral Trust Agreement that:

(a) all Junior Lien Obligations will be and are secured Equally and Ratably by all Junior Liens at any time granted by the Company or any other Pledgor to secure any Obligations in respect of any Series of Junior Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Junior Lien Debt, and that all such Junior Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Junior Lien Obligations Equally and Ratably;

(b) the New Representative and each holder of Obligations in respect of the Series of Junior Lien Debt for which the undersigned is acting as Junior Lien Representative are bound by the provisions of this Agreement, including the provisions relating to the ranking of Junior Liens and the order of application of proceeds from the enforcement of Junior Liens; and

(c) the Collateral Trustee shall perform its obligations under the Collateral Trust Agreement and the other Security Documents. [or]

[Option B: to be used if Additional Debt is Parity Secured Debt] The undersigned New Representative, on behalf of itself and each holder of Obligations in respect of the Series of Parity Secured Debt for which the undersigned is acting as Parity Lien Representative hereby agrees, for the enforceable benefit of all holders of each existing and future Series of Parity Secured Debt and Junior Lien Debt, each existing and future Junior Lien Representative, each other existing and future Parity Lien Representative and each existing and future holder of Permitted Prior Liens and as a condition to being treated as Secured Debt under the Collateral Trust Agreement that:

(a) all Parity Lien Obligations will be and are secured Equally and Ratably by all Parity Liens at any time granted by the Company or any other Pledgor to secure any Obligations in respect of any Series of Parity Secured Debt, whether or not upon property otherwise constituting collateral for such Series of Parity Secured Debt, and that all such Parity Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Parity Lien Obligations Equally and Ratably;

(b) the New Representative and each holder of Obligations in respect of the Series of Parity Secured Debt for which the undersigned is acting as Parity Lien Representative are bound by the provisions of this Agreement, including the provisions relating to the ranking of Parity Liens and the order of application of proceeds from the enforcement of Parity Liens; and

(c) the Collateral Trustee shall perform its obligations under the Collateral Trust Agreement and the other Security Documents.

3. Governing Law and Miscellaneous Provisions. The provisions of Article 7 of the Collateral Trust Agreement will apply with like effect to this Collateral Trust Joinder.

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Joinder to be executed by their respective officers or representatives as of                     , 20        .

[INSERT NAME OF THE NEW

REPRESENTATIVE]

By:
Name:
Title:

The Collateral Trustee hereby acknowledges receipt of this Collateral Trust Joinder and agrees to act as Collateral Trustee for the New Representative and the holders of the Obligations represented thereby:

The Bank of New York,
as Collateral Trustee

By:
Name:
Title:

EXHIBIT C

to Collateral Trust Agreement

[FORM OF]

COLLATERAL TRUST JOINDER – ADDITIONAL PLEDGOR

Reference is made to the Collateral Trust Agreement dated as of November 9, 2006 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”) among Sabine Pass LNG, L.P. (the “Company”), the Pledgors from time to time party thereto, The Bank of New York, as Trustee under the Indenture (as defined therein) and The Bank of New York, as Collateral Trustee. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Collateral Trust Agreement. This Collateral Trust Joinder is being executed and delivered pursuant to Section 7.20 of the Collateral Trust Agreement.

1. Joinder. The undersigned,                                                      , a                                                      , hereby agrees to become party as a Pledgor under the Collateral Trust Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Collateral Trust Agreement as fully as if the undersigned had executed and delivered the Collateral Trust Agreement as of the date thereof.

2. Governing Law and Miscellaneous Provisions. The provisions of Article 7 of the Collateral Trust Agreement will apply with like effect to this Collateral Trust Joinder.

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Joinder to be executed by their respective officers or representatives as of                     , 20        .

[ ]

By:
Name:
Title:

The Collateral Trustee hereby acknowledges receipt of this Collateral Trust Joinder and agrees to act as Collateral Trustee with respect to the Collateral pledged by the new Pledgor:

The Bank of New York,
as Collateral Trustee

By:
Name:
Title: